UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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National Instruments Corporation

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NATIONAL INSTRUMENTS CORPORATION

Notice of 2015 Annual Meeting of Stockholders

Date and Time:	Tuesday, May 12, 2015 9:00 A.M., local time

Place:	NI’s principal executive offices 11500 North Mopac Expressway, Building C Austin, Texas 78759

Business:	1. To elect each of Ms. Duy-Loan T. Le and Mr. Charles J. Roesslein to the Board of Directors for a term of three years.

2. To approve NI’s 2015 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).

3. To approve NI’s Performance Cash Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).

4. To ratify the appointment of Ernst & Young LLP as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date:	Only stockholders of record at the close of business on March 13, 2015, are entitled to receive notice of and to vote at the meeting.

Voting By Proxy:

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote on the Internet or by telephone by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received in the mail. If you received a paper copy of a proxy card by mail in response to your request for a hard copy of the proxy materials for the Annual Meeting, you may also vote by Internet, telephone, or by completing, signing and dating your proxy card and mailing it in the postage-prepaid envelope enclosed for that purpose, in each case by following the instructions on the proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or the proxy card if you received a paper copy of the proxy materials.

Stockholders attending the Annual Meeting may vote in person even if they have submitted a proxy. However, if you have submitted a proxy and wish to vote at the Annual Meeting, you must notify the inspector of elections of your intention to revoke the proxy you previously submitted and instead vote in person at the Annual Meeting. If your shares are held in the name of a broker, trustee, bank or other nominee, please bring a proxy from the broker, trustee, bank or other nominee with you to confirm you are entitled to vote the shares.

Sincerely,

/s/ David G. Hugley

Vice President, General Counsel, Secretary

April 1, 2015

PROXY STATEMENT

NATIONAL INSTRUMENTS CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of National Instruments Corporation, a Delaware corporation (“NI”), has made proxy materials available to you on the Internet or, upon your request, has delivered printed versions of proxy materials to you by mail, in connection with the Board’s solicitation of proxies for use at NI’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 12, 2015, at 9:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at NI’s principal executive offices at 11500 North Mopac Expressway, Building C, Austin, Texas 78759. NI’s telephone number is (512) 338-9119.

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), NI is now furnishing proxy materials to NI’s stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 1, 2015.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” notices of Internet availability of proxy materials, proxy statements and annual reports. This means that only one (1) copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in a stockholder’s household. We will promptly deliver a separate copy of any of these documents to any stockholder who contacts our investor relations department at 11500 North Mopac Expressway, Austin, Texas 78759-3504, (512) 683-5090, requesting such copies. If a stockholder is receiving multiple copies of the Notice of Internet Availability of Proxy Materials or the printed versions of such other accounts at the stockholder’s household and would like to receive a single copy of these documents for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or our investor relations department to request mailing of a single copy of any of these documents.

Record Date; Outstanding Shares

Stockholders of record at the close of business on March 13, 2015 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 128,143,619 shares of NI’s common stock, $0.01 par value, were issued and outstanding.

Voting and Solicitation

Every stockholder of record on the Record Date is entitled, for each share held, to one vote on each proposal that comes before the Annual Meeting. In the election of directors in Proposal One, each stockholder will be entitled to vote for two nominees and the two nominees with the greatest number of votes will be elected. However, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote. See “Proposal One: Election of Directors—Vote Required; Recommendation of Board of Directors” for additional information on these guidelines.

The affirmative vote of the holders of a majority of the votes cast on the proposal at the Annual Meeting will be required to approve each of Proposals Two, Three and Four.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote on the Internet, by telephone or, if you received a paper copy of the proxy materials, by completing, signing and mailing the proxy card enclosed therewith in the postage-prepaid envelope provided for that purpose. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, if you do not attend in person. For specific instructions on how to vote your shares, please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or the proxy card if you received a paper copy of the proxy materials.

The cost of this solicitation will be borne by NI. NI may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation materials to beneficial owners. Proxies may be solicited by certain of NI’s directors, officers and other employees, without additional compensation, personally, by telephone or by email.

Treatment of Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of determining (i) either the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have no effect on the election of directors in Proposal One, and abstentions will have the same effect as a vote against Proposal Two, Three and Four.

While broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of the voting on Proposals One, Two, Three or Four.

A broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (such as the ratification of our independent registered public accounting firm in Proposal Four), or if you provide instructions on how to vote by following the instructions provided to you by your broker.

Revocability of Proxies

Proxies given pursuant to this solicitation may be revoked at any time before they have been used. You may change or revoke your proxy by entering a new vote by Internet or by telephone or by delivering a written notice of revocation to the Secretary of NI or by completing a new proxy card bearing a later date (which automatically revokes the earlier proxy instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request by notifying the inspector of elections of your intention to revoke your proxy and voting in person at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholders of NI may submit proper proposals for inclusion in NI’s Proxy Statement and for consideration at the annual meeting of stockholders to be held in 2016 by submitting their proposals in writing to the Secretary of NI in a timely manner. In order to be considered for inclusion in NI’s proxy materials for the annual meeting of stockholders to be held in 2016, stockholder proposals must be received by the Secretary of NI no later than December 3, 2015, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, NI’s bylaws establish an advance notice procedure with regard to business to be brought before an annual meeting, including stockholder proposals not included in NI’s Proxy Statement. For director nominations or other business to be properly brought before NI’s 2016 annual meeting by a stockholder, such stockholder must deliver written notice to the Secretary of NI at NI’s principal executive office no later than February 1, 2016 and no earlier than January 2, 2016. If the date of NI’s 2016 annual meeting is advanced or delayed by more than 30 calendar days from the first anniversary date of the 2015 Annual Meeting, your notice of a proposal will be timely if it is received by NI by the close of business on the later of (i) the 90th day prior to the 2016 annual meeting and (ii) the 10th day following the day NI first publicly announces the date of the 2016 annual meeting.

The proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority on such matter should the stockholder proposal come before the 2016 annual meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of NI. All notices of proposals and director nominations by stockholders should be sent to National Instruments Corporation, 11500 North Mopac Expressway, Building C, Austin, Texas 78759, Attention: Corporate Secretary.

PROPOSAL ONE: ELECTION OF DIRECTORS

General

NI’s Board of Directors is divided into three classes, with the term of the office of one class expiring each year. The authorized number of directors which constitutes the entire Board of Directors is currently seven, with two directors in Class I, three directors in Class II, and two directors in Class III.

The terms of office of Class III directors Ms. Duy-Loan T. Le and Mr. Charles J. Roesslein will expire at the Annual Meeting. NI’s Board of Directors has nominated Ms. Duy-Loan T. Le and Mr. Charles J. Roesslein for election as Class III directors at the Annual Meeting. The terms of office of Class I directors Dr. James J. Truchard and Mr. John M. Berra will expire at the 2016 annual meeting. The terms of office of Class II directors Mr. Jeffrey L. Kodosky, Dr. Donald M. Carlton and Mr. Michael E. McGrath will expire at the 2017 annual meeting.

Under the listing requirements of the Nasdaq Stock Market, a majority of the Board of Directors must be comprised of independent directors. The Board of Directors has determined that each of Mr. Berra, Dr. Carlton, Ms. Le, Mr. McGrath and Mr. Roesslein is independent under applicable Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Vote Required; Recommendation of Board of Directors

The nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under Delaware law. Cumulative voting is not permitted by NI’s Certificate of Incorporation.

Under NI’s Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board) who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation following certification of the stockholder vote.

In such event, the Nomination and Governance Committee will promptly consider the tendered resignation and will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withheld” votes. In making this recommendation, the Nomination and Governance Committee will consider all factors deemed relevant by its members including, without limitation, the underlying reasons why stockholders “withheld” votes for election from such director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to NI, whether by accepting such resignation NI will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of NI and its stockholders.

The Board will promptly act on the Nomination and Governance Committee’s recommendation no later than 90 days following its receipt of such recommendation. In considering the Nomination and Governance Committee’s recommendation, the Board will consider the factors considered by the Nomination and Governance Committee and such additional information and factors the Board believes to be relevant.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for NI’s nominees named below. If any nominee of NI is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board Of Directors unanimously recommends a vote “FOR” the nominees listed below.

Nominees for Election at the Annual Meeting

The Nomination and Governance Committee, consisting solely of independent directors as determined under applicable Nasdaq listing standards, recommended the two individuals set forth in the table below for nomination by our full Board of Directors. Based on such recommendation, our Board of Directors nominated such directors for election at the Annual Meeting. The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including information as to each nominee’s age as of the Record Date, current principal occupation and business experience.

Duy-Loan T. Le, 52 - Director since September 2002; Senior Fellow of Texas Instruments, Inc.

Business Experience: Ms. Le holds the title of Senior Fellow at Texas Instruments Inc. (“TI”), one of the leading semiconductor companies in the world. Ms. Le was appointed Senior Fellow in 2002 and is the only woman in TI’s history elected to this highest Fellow rank. She has held various leadership positions at TI since 1982, including Advanced Technology Ramp Manager for the Embedded Processing Division and worldwide project manager for the Memory Division. While at TI, Ms. Le has led all aspects of execution for advanced technology nodes, including design, assembly and test, productization, qualification, release to market, high volume ramp, and quality and reliability assurance. She has experience opening international offices and developing engineering talent for the TI business. Ms. Le has been awarded 24 patents. She holds a bachelor’s degree in Electrical Engineering from the University of Texas at Austin (“UT Austin”) and a master’s degree in Business Administration from the Bauer College of Business at the University of Houston.

The Board concluded that Ms. Le should serve as a director because she has extensive experience managing platform-based product development and is a results-oriented and highly accomplished technology executive with extensive experience in various aspects of semiconductor design and manufacture, including operations, research and development, product launch, customer interfacing, foundry partnership, and supply chain management while at TI. She also managed global R&D centers for TI and these centers span multiple countries, disciplines, businesses, and organizations across TI. She has over 20 years of process manufacturing experience. These skills and knowledge are relevant for NI’s business. She is a member of the Compensation Committee.

Charles J. Roesslein, 66 - Director since July 2000; Chief Executive Officer of Austin Tele-Services, LLC.

Business Experience: Since 2004, Mr. Roesslein has been Chief Executive Officer of Austin Tele-Services, LLC, which is in the secondary market for telecom and IT assets. During 2000, Mr. Roesslein served as the Chairman of the Board of Directors and President of Prodigy Communications Corporation, an internet service provider. He served as President of SBC-CATV, a cable television service provider, from 1999 until 2000, and as President of SBC Technology Resources, the applied research division of SBC Communications Inc., from 1997 until 1999. Prior to 1997, Mr. Roesslein served in executive officer positions with SBC Communications, Inc. and Southwestern Bell. Mr. Roesslein holds a bachelor’s degree in Mechanical Engineering from the University of Missouri-Columbia and a master’s degree in Finance from the University of Missouri-Kansas City. Mr. Roesslein is currently a director of Atlantic Tele-Network, Inc., a publicly traded company.

The Board concluded that Mr. Roesslein should be nominated and serve as a director because he brings a wealth of financial and executive experience to the Board including extensive experience in the development of large accounts while serving Southwestern Bell Corporation’s customers. He also has a strong financial background, having served as Vice President and Chief Financial Officer of Southwestern Bell Publications and as Vice President and Chief Financial Officer of Southwestern Bell Telephone Company. Mr. Roesslein has an extensive high level background in the telecom industry and in telecom technologies. He is a member of the Audit Committee and a member of the Nomination and Governance Committee.

INCUMBENT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

The following sets forth information concerning the directors whose terms of office continue after the Annual Meeting, including information as to each director’s age as of the Record Date, current principal occupation and business experience.

James J. Truchard, PhD, 71 - Chairman of the Board of Directors and Chief Executive Officer and President of NI since 1976.

Business Experience: Dr. Truchard co-founded NI in 1976. From 1963 to 1976, Dr. Truchard worked at the Acoustical Measurements Division at Applied Research Laboratories (“ARL”) at UT Austin, as Research Scientist and later Division Head. Dr. Truchard received his PhD in Electrical Engineering, his master’s degree in Physics and his bachelor’s degree in Physics, all from UT Austin.

The Board concluded that Dr. Truchard should serve as a director because he is a founder and large stockholder of NI and has pioneered the development of virtual instrumentation software and hardware. Further, the Board recognizes that under Dr. Truchard’s leadership as a Board member and as CEO, he has inspired innovation, growth, and expansion over a period of over 30 years to make NI a highly successful, worldwide enterprise while maintaining an entrepreneurial spirit.

John M. Berra, 67 - Director since May 2010; Former Chairman of Emerson Process Management and Former Executive Vice President of Emerson Electric Company.

Business Experience: Prior to retiring in September 2010, beginning in October 2008 Mr. Berra served as Chairman of Emerson Process Management, a global leader in providing solutions to customers in process control, and as Executive Vice President of Emerson Electric Company. From 1997 until 2008, he served as President of Emerson Process Management. Mr. Berra has diversified experience in global business, strategic planning, technology, organizational planning and acquisitions. Mr. Berra joined Emerson’s Rosemount division as a marketing manager in 1976 and, thereafter, continued assuming more prominent roles in the organization until 1997, when he was named President of Emerson’s Fisher-Rosemount division (now Emerson Process Management). Prior to joining Emerson, Mr. Berra was an instrument and electrical engineer with Monsanto Company. Mr. Berra is currently a director of Ryder System, Inc., a publicly traded company, and serves as a member of that company’s compensation committee, and as a member of its finance committee.

The Board concluded that Mr. Berra should serve as a director due to his significant executive level experience at leading corporations Emerson and Monsanto. In particular, as President of Emerson Process Management, he was chief executive of a $6.7 billion dollar global corporation. He has extensive experience growing large accounts and broad based sales and marketing experience concentrated in a number of markets. He also has extensive experience in hardware development of measurement products and control systems and software dealing with PC software and embedded applications. He is a member of the Audit Committee, a member of the Compensation Committee and a member of the Nomination and Governance Committee.

Jeffrey L. Kodosky, 65 - Director since 1976; Fellow of NI.

Business Experience: Mr. Kodosky co-founded NI in 1976. He was appointed Vice President of NI in 1978 and served as Vice President, Research and Development from 1980 to 2000. Since 2000, he has held the position of Business and Technology Fellow. Prior to 1976, he was employed at ARL, at UT Austin. Mr. Kodosky received his bachelor’s degree in Physics from Rensselaer Polytechnic Institute.

The Board concluded that Mr. Kodosky should serve as a director since he is a founder of NI, a highly respected mentor in the NI global R&D organization and he continues to chart new directions for NI’s flagship product, LabVIEW. Mr. Kodosky has developed more than 30 patented LabVIEW technologies and his ongoing work has helped NI grow this software into an award-winning industry programming environment that addresses a variety of industries and application areas.

Donald M. Carlton, PhD, 77 - Director since May 1994; Former President and Chief Executive Officer of Radian International, LLC.

Business Experience: Prior to retiring in December 1998, beginning in February 1996 Dr. Carlton served as the President and Chief Executive Officer of Radian International LLC, and from 1969 until January 1996, Dr. Carlton served as President and Chairman of the Board of Radian Corporation, both of which are environmental engineering firms. Dr. Carlton received his bachelor’s degree in Chemistry from the University of St. Thomas and his PhD in Chemistry from UT Austin. Dr. Carlton is a former director of American Electric Power and Temple-Inland, Inc., publicly traded companies.

The Board concluded that Dr. Carlton should serve as a director since he has a broad background as an executive and has significant experience in sales, which is key to NI. He also has experience in the development of large accounts, marketing strategies, chemical process development, supply chain and inventory management, accounting and compliance with SEC matters, all of which skills the Board believes are important to have represented on the NI Board. He is a member of the Audit Committee and a member of the Nomination and Governance Committee.

Michael E. McGrath, 65 - Director since May 2014; Author, Business Strategy Consultant.

Business Experience: Mr. McGrath is a highly experienced executive, entrepreneur and bestselling author dealing with decision making techniques and processes. He is a frequent featured guest on business television segments and his advice has appeared in many publications. He served as a director of i2 Technologies, a supply chain management and software services company, from September 2004 to May 2008, and as its CEO and President from February 2005 to July 2007. He served on the board of directors of Entrust, Inc., from February 2007, and as Chairman of the Board starting in November 2008, until the company was sold in July 2009. He served as executive chairman of the board of The Thomas Group from February 2008 to March 2012, and as acting CEO for a period of time. The Thomas Group filed for bankruptcy protection in March 2012. He also served on the board of Sensable Technologies from 2000 until 2009 and currently serves on the board of Revolution Analytics. He was a founder and the Chief Executive Officer of Pittiglio Rabin Todd & McGrath, a management consulting firm, for 28 years, retiring from the firm in July 2004. Mr. McGrath is the author of Product Strategy for High-Technology Companies, Next Generation Product Development, Business Decisions, and other books. Mr. McGrath received his bachelor’s degree in Computer Science from Boston College, and his master’s degree in Business Administration from Harvard Business School.

The Board concluded that Mr. McGrath should serve as a director because he has an extensive background in product development strategy, strategic product marketing, and software services. Having served as CEO of i2 Technologies, a vendor of supply chain management software, he has knowledge of software systems, experience selling into corporate opportunities, and experience developing large accounts. In particular, he has experience with management functions including software marketing and sales force management activities, and software development. He is an experienced consultant and author with knowledge of cloud computing and smartmobile applications, which are relevant for NI’s business. He is a member of the Compensation Committee.

There is no family relationship between any director, director nominee or executive officer of NI.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of NI’s common stock as of the Record Date (i) by all persons known to NI, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, to be the beneficial owners of more than 5% of NI’s common stock, (ii) by each of the executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) by each director and director nominee, and (iv) by all current directors and executive officers as a group:

Name of Person or Entity	Number of Shares (1)		Approximate Percentage Owned (2)
James J. Truchard 11500 North Mopac Expressway Austin, Texas 78759	13,324,535	(3)	10.40%
James J. Truchard Marital Trust 3816 Hunterwood Point Austin, Texas 78746	10,770,347	(4)	8.40%
Brown Advisory, Inc. 901 South Bond Street, Suite 400 Baltimore, Maryland 21231	9,113,407	(5)	7.11%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	6,454,786	(6)	5.04%
Jeffrey L. Kodosky	2,076,750	(7)	1.62%
Alexander M. Davern	81,689	(8)	* %
Eric H. Starkloff	12,874	(9)	* %
Scott A. Rust	38,326	(10)	* %
Charles J. Roesslein	84,290	(11)	* %
Duy-Loan T. Le	74,222	(12)	* %
Donald M. Carlton	48,460	(13)	* %
John M. Berra	24,174	(14)	* %
Michael E. McGrath	5,102	(15)	* %
All executive officers and directors as a group (10 persons)	15,770,422	(16)	12.30%

*	Represents less than 1% of the outstanding shares of our common stock.

(1)	Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)	For each individual and group included in the table, percentage owned is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 128,143,619 shares of common stock outstanding on March 13, 2015 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of March 13, 2015, including restricted stock units (“RSUs”).

(3)	Includes 9,364,097 shares beneficially owned by Dr. Truchard, 601,945 shares held in two trust accounts, 3,281,250 shares held in a limited partnership for which Dr. Truchard is the general partner, and 77,243 shares held by a non-profit corporation of which Dr. Truchard is president.

(4)

The information as to beneficial ownership is based on a Schedule 13G filed with the SEC on February 24, 2015, reflecting beneficial ownership as of December 31, 2014. The Schedule 13G states that the James J. Truchard Marital Trust has sole voting power with respect to 10,770,347 shares of common stock and sole dispositive power with respect to 10,770,347 shares of common stock.

(5)	The information as to beneficial ownership is based on a Schedule 13G/A filed with the SEC on February 13, 2015, reflecting beneficial ownership as of December 31, 2014. The Schedule 13G/A states that Brown Advisory, Inc. and/or its subsidiaries have sole voting power with respect to 6,851,007 shares of common stock, shared voting power with respect to 186,964 shares of common stock and shared dispositive power with respect to 9,113,407 shares of common stock.

(6)	The information as to beneficial ownership is based on a Schedule 13G filed with the SEC on February 10, 2015, reflecting beneficial ownership as of December 31, 2014. The Schedule 13G states that The Vanguard Group and/or its subsidiaries have sole voting power with respect to 68,144 shares of common stock, sole dispositive power with respect to 6,395,892 shares of common stock and shared dispositive power with respect to 58,894 shares of common stock.

(7)	Includes an aggregate of 972,708 shares held in two trusts for the benefit of Mr. Kodosky’s daughters for which Mr. Kodosky is the trustee; includes 102,383 shares held by a non-profit corporation of which Mr. Kodosky is president and his wife, Gail T. Kodosky, is secretary; includes 99,000 shares held by a charitable remainder trust for the benefit of Mr. Kodosky and his wife; includes 13,499 shares held in a charitable remainder trust for the benefit of Mr. Kodosky’s brother of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; includes an aggregate of 107,507 shares held in 14 trusts for non-immediate family members of Mr. Kodosky of which Mr. Kodosky is the sole trustee with investment power over the securities held therein; and includes 390,827 shares owned by his wife. Mr. Kodosky disclaims beneficial ownership of the shares owned by his wife. (Cumulatively, Jeffrey and Gail Kodosky control and/or beneficially own a total of 2,076,750 shares.)

(8)	Includes 16,633 shares subject to RSUs which vest within 60 days of March 13, 2015.

(9)	Includes 6,595 shares subject to RSUs which vest within 60 days of March 13, 2015.

(10)	Includes 4,736 shares subject to RSUs which vest within 60 days of March 13, 2015.

(11)	Includes 4,370 shares subject to RSUs which vest within 60 days of March 13, 2015, and 1,500 shares held by Mr. Roesslein’s son.

(12)	Includes 4,370 shares subject to RSUs which vest within 60 days of March 13, 2015.

(13)	Includes 4,370 shares subject to RSUs which vest within 60 days of March 13, 2015.

(14)	Includes 4,370 shares subject to RSUs which vest within 60 days of March 13, 2015.

(15)	Includes 3,102 shares subject to RSUs which vest within 60 days of March 13, 2015.

(16)	Includes 48,546 shares subject to RSUs which vest within 60 days of March 13, 2015.

CORPORATE GOVERNANCE

Board Meetings and Committees

The Board of Directors of NI held a total of eight meetings during 2014. The Board of Directors has a standing Audit Committee, Compensation Committee, and Nomination and Governance Committee.

No director attended fewer than 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. NI encourages, but does not require, its board members to attend NI’s annual meeting. In 2014, all directors attended NI’s annual meeting.

Board Leadership Structure

The Board of Directors believes that NI’s Chief Executive Officer, Dr. Truchard, is best situated to serve as Chairman because he is the director most familiar with NI’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Dr. Truchard is also a founder of NI and NI’s largest stockholder. The Board’s independent directors and management directors have different perspectives and roles in strategic development. NI’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer and the other management director bring company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board of Directors, which are essential to effective governance. NI does not have a lead independent director.

The NI Board oversees risk management in a number of ways. The Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties. Similarly, the Compensation Committee considers risk management when setting the compensation policies and programs for NI’s executive officers and other employees. The full Board of Directors receives reports on various risk related items at each of its regular meetings including risks related to NI manufacturing operations, intellectual property, taxes, products and employees. The Board also receives periodic reports on NI’s efforts to manage such risks through safety measures, insurance or self-insurance.

Communications to the Board of Directors

Stockholders may communicate with members of the Board of Directors by mail addressed to the Chairman, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the following address: 11500 North Mopac Expressway, Building C, Austin, Texas 78759, Attention: Corporate Secretary. Correspondence received that is addressed to the members of the Board of the Directors will be reviewed by NI’s General Counsel or his designee, who will forward such correspondence to the appropriate members of the Board of the Directors.

Audit Committee

The Audit Committee, which currently consists of directors Donald M. Carlton, Charles J. Roesslein, and John M. Berra, met seven times during 2014. The Audit Committee appoints, compensates, retains and oversees the engagement of NI’s independent registered public accounting firm, reviews with such independent registered public accounting firm the plan, scope and results of their examination of NI’s consolidated financial statements and reviews the independence of such independent registered public accounting firm. The Audit Committee maintains free and open communication with NI’s independent registered public accounting firm and the internal audit department, overseeing the internal audit function and NI’s management team. The Audit Committee inquires about any significant risks or exposures and assesses the steps management has taken to minimize such risks to NI, including the adequacy of insurance coverage and the strategy for management of foreign currency risk. The Audit Committee also reviews NI’s compliance with matters relating to environmental, Equal Employment Opportunity Commission, export and SEC regulations. The Audit Committee has established procedures to promote and protect employee reporting of (i) suspected fraud or wrongdoing relating to accounting, auditing or financial reporting matters and (ii) complaints and concerns regarding a violation of the federal securities laws, including (A) receiving, retaining and addressing complaints received by NI relating to such matters, (B) enabling employees to submit on a confidential and anonymous basis any concerns regarding such matters; and (C) protecting reporting employees from retaliation. The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of Dr. Carlton and Mr. Roesslein is an “audit committee financial expert” within the meaning of SEC rules. The charter of the Audit Committee is available on NI’s website at http://www.ni.com/nati/corporategovernance/composition_charters.htm.

Nomination and Governance Committee

The Nomination and Governance Committee, which currently consists of directors Charles J. Roesslein, Donald M. Carlton, and John M. Berra, each of whom is deemed to be an “independent director” as that term is defined by the Nasdaq listing standards, met three times during 2014. The Nomination and Governance Committee recommends to the Board of Directors the selection criteria for board members, compensation of outside directors, appointment of board committee members and committee chairpersons, and develops board governance principles. The Nomination and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Deadline for Receipt of Stockholder Proposals.” When considering a potential director candidate, the Nomination and Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nomination and Governance Committee also considers issues of diversity, such as education, professional experience and differences in viewpoints and skills. The Nomination and Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nomination and Governance Committee believe that it is important that the members of the Board of Directors represent diverse viewpoints. The Nomination and Governance Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nomination and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. NI does not pay any third party to identify or assist in identifying or evaluating potential nominees. The charter of the Nomination and Governance Committee is available on NI’s website at http://www.ni.com/nati/corporategovernance/composition_charters.htm.

Compensation Committee

The Compensation Committee, which currently consists of directors Duy-Loan T. Le, John M. Berra, and Michael E. McGrath, each of whom is deemed to be an “independent director” as that term is defined by applicable SEC rules, Nasdaq listing standards and other requirements, met six times during 2014. The charter of the Compensation Committee is available on NI’s website at http://www.ni.com/nati/corporategovernance/composition_charters.htm.

The Compensation Committee seeks input from NI’s President and Chief Executive Officer, Dr. Truchard, when discussing the performance of, and compensation levels for, executives other than himself. The Compensation Committee also works closely with Dr. Truchard and NI’s vice president of human resources and others as required in evaluating the financial, accounting, tax and retention implications of NI’s various compensation programs. The vice president of human resources regularly attends the meetings of the Compensation Committee and, at such meetings, provides advice on compensation matters to the Compensation Committee. The vice president of human resources also provides guidance to the Compensation Committee concerning compensation matters as they relate to NI’s executive officers. Neither Dr. Truchard, the vice president of human resources, nor any of NI’s other executives participates in deliberations relating to his own compensation.

Under the terms of its charter, the Compensation Committee establishes the compensation of NI’s Chief Executive Officer, evaluates the performance of NI’s executive officers, and establishes the salaries and cash bonus compensation of the executive officers based on recommendations of the Chief Executive Officer. The Compensation Committee also periodically examines NI’s compensation structure to evaluate whether NI is rewarding its officers and other personnel in a manner consistent with sound industry practices and makes recommendations on such matters to NI’s management and Board of Directors. The Compensation Committee also has oversight responsibility for NI’s 2010 Incentive Plan (the “2010 Incentive Plan”), NI’s 2005 Incentive Plan (the “2005 Incentive Plan”), and Employee Stock Purchase Plan. The Board of Directors may by resolution prescribe additional authority and duties to the Compensation Committee.

The Compensation Committee’s charter does not contain a provision providing for the delegation of its duties to other persons. The Compensation Committee has not delegated any of its authority.

For a discussion of NI’s utilization of compensation consultants, see “Compensation Discussion and Analysis.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the “Compensation Committee” section of this proxy statement and do not include any NI executive officers. During 2014, no NI executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on NI’s Compensation Committee. During 2014, no NI executive officer served on the compensation committee (or equivalent) of another entity whose executive officer(s) served as a member of the NI Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

NI had no related party transactions requiring disclosure under applicable SEC rules for the year ended December 31, 2014 and has no such related party transaction currently proposed.

Policy and Procedures for Review, Approval, or Ratification of Related Party Transactions

Pursuant to its written charter, the Audit Committee is responsible for reviewing NI’s policies relating to the avoidance of conflicts of interests and past or proposed transactions between NI, members of the Board of Directors of NI, and management. NI considers “related person transactions” to mean all transactions involving a “related person,” which under SEC rules means an executive officer, director or a holder of more than five percent of NI’s common stock, including any of their immediate family members and any entity owned or controlled by such persons. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction in its discretion.

In any transaction involving a related person, NI’s Audit Committee would consider the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related person; the risks, costs and benefits of the transaction to NI; whether any alternative transactions or sources for comparable services or products are available; and, in the event the related person is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact that the transaction will have on such director’s independence.

After considering such facts and circumstances, NI’s Audit Committee determines whether approval, ratification or rescission of the related person transaction is in NI’s best interests. NI’s Audit Committee believes that all employees and directors should be free from conflicting interests and influences of such nature and importance as would make it difficult to meet their applicable fiduciary duties and loyalty to NI, and reviews all related party transactions against the foregoing standard.

NI’s written policies and procedures for review, approval or ratification of transactions that pose a conflict of interest, including related person transactions, are set forth in its Code of Ethics, which contains, among other policies, a conflicts of interest policy for all employees, including NI’s executives, and a conflicts of interest policy for non-employee directors.

Under NI’s written conflicts of interest policy applicable to all employees, including NI’s executives, every employee is required to report to NI’s President any information regarding the existence or likely development of conflicts of interest involving themselves or others within NI. While NI provides examples of potential conflicts of interests, such as investments in enterprises that do business with NI, compensation for services to any person or firm which does business with NI, or gifts and loans and entertainment from any person or firm having current or prospective dealings with NI, the policy applicable to employees expressly states that the examples provided are illustrative only and that each employee should report any other circumstance which could be construed to interfere actually or potentially with loyalty to NI. Transactions involving potential conflicts of interests for employees are reviewed by NI’s President, who makes a determination as to whether there exists any conflict of interest or relationship which violates NI’s policies and the appropriate actions to take with respect to such relationship. NI’s General Counsel reports to the Audit Committee the conflict of interest reports received and acted upon by the President. In the event a report was received concerning a potential conflict of the President or a member of the Board of Directors, the Audit Committee would review such matter.

The written conflicts of interest policy applicable to all non-employee directors is substantially similar to the conflicts of interest policy applicable to NI employees, with the exception that every non-employee director is required to report potential conflict of interest situations to the Audit Committee, which is responsible for making the determination as to whether there exists any conflict of interest or relationship which violates such policy. If the Audit Committee determines that a conflict of interest exists, the non-employee director involved will be required to dispose of the conflicting interest to the satisfaction of the Audit Committee.

BOARD COMPENSATION

Determining Compensation for Non-Employee Directors in 2014

The Board of Directors, upon the recommendation of the Nomination and Governance Committee, sets non-employee directors’ compensation with the goal of retaining NI’s directors and attracting qualified persons to serve as directors. In developing its recommendations, the Nomination and Governance Committee considers director compensation at comparable publicly-traded companies and aims to structure director compensation in a manner that is transparent and easy for stockholders to understand.

The compensation of non-employee directors for the fiscal year ended December 31, 2014 is set forth in the table below.

DIRECTOR COMPENSATION

FOR FISCAL YEAR ENDED DECEMBER 31, 2014

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	All Other Compensation	Total
James J. Truchard (2)	$—	$—	$—	$—	$—
Jeffrey L. Kodosky (3)	—	—	—	—	—
Donald M. Carlton	72,500	130,005	—	—	202,005
Charles J. Roesslein	66,250	130,005	—	—	196,255
Duy-Loan T. Le	67,500	130,005	—	—	197,505
John M. Berra	65,000	130,005	—	—	195,005
Michael E. McGrath	39,327	260,010	—	—	299,337
John K. Medica (4)	21,923	—	—	113,283	135,206

(1)	Amounts represent the dollar amount recognized for financial statement reporting purposes for 2014 in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 (“FASB ASC 718”). These dollar amounts reflect the aggregate grant date fair value for these stock awards and may not correspond to the actual value that will be recognized by the directors. The grant date fair value of each award is expensed monthly based on the estimated vesting period of the corresponding grant, which is 36 months. Grant date fair value is calculated using the closing price of the day immediately preceding the date of grant multiplied by the number of RSUs granted. On May 13, 2014, Dr. Carlton, Mr. Roesslein, Ms. Le, and Mr. Berra were each granted 4,653 RSUs. As a newly appointed director, Mr. McGrath was granted 9,306 RSUs on May 13, 2014. The grant date fair value of each RSU grant was based on the May 12, 2014 closing price of $27.94 per share. The RSUs granted to Dr. Carlton, Mr. Roesslein, Ms. Le, Mr. Berra and Mr. McGrath vest over a three-year period with 1/3rd of the RSUs vesting on each anniversary of the vesting commencement date, which is May 1 of each year.

(2)	As an employee director, Dr. Truchard does not receive any additional compensation for his service as a director. His employee compensation is included in the Summary Compensation Table.

(3)	As an employee director, Mr. Kodosky does not receive any additional compensation for his service as a director. Mr. Kodosky is a Business and Technology Fellow, but not a named executive officer, as such term is defined under Item 402(a)(3) of Regulation S-K. Pursuant to SEC rules, the compensation that a director receives for services as a Business and Technology Fellow does not need to be reported in the table for Director Compensation.

(4)	Mr. Medica served as a director from January 1, 2014 to May 13, 2014. On May 12, 2014, Mr. Medica’s remaining 4,145 RSU shares were accelerated and vested with a grant date fair value based on the May 9, 2014 closing price of $27.33 per share.

Discussion of Director Compensation

In 2014, the annual compensation for NI’s non-employee directors was comprised of cash compensation in the form of an annual retainer, committee chair retainer, committee membership retainer, and equity compensation in the form of RSUs. Each of these components is described below. An NI employee director does not receive any additional compensation for his service as a director.

Annual Board/Committee Retainer Fees

Beginning on July 1, 2014, non-employee directors received cash compensation, payable quarterly, for membership on the board of directors and committees, as well as for committee chair positions. Non-employee directors receive an annual cash retainer of $60,000 per year, plus $5,000 per year for membership on the Audit Committee and $2,500 per year for membership on each of the Compensation Committee and the Nomination and Governance Committee. In addition, the chairpersons of the Audit Committee, Compensation Committee and Nomination and Governance Committee receive an additional $15,000, $10,000 and $5,000 per year, respectively.

From January 1, 2014 to June 30, 2014, non-employee directors received an annual cash retainer of $60,000 per year. Chairpersons of the Audit Committee, Compensation Committee and Nomination and Governance Committee received an additional $7,500, $5,000 and $2,500 per year, respectively.

For fiscal year 2014, amounts paid to the non-employee directors were prorated according to the compensation policy described above that was in effect for the portion of the year during which service was provided.

Non-Employee Director Reimbursement Practice

Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board service.

Restricted Stock Unit Awards

Under the 2010 Incentive Plan, non-employee directors are eligible to receive RSU grants. Specifically, each non-employee director receives an annual grant of RSUs equal to $130,000 divided by the closing price of NI’s common stock on the day immediately preceding the date of grant. Under this program, in 2014, Mr. Carlton, Mr. Roesslein, Ms. Le, and Mr. Berra were each granted 4,653 RSUs, and Mr. McGrath, as a newly appointed director, was granted an additional 4,653 RSUs for a total of 9,306 RSUs based on NI’s closing stock price of $27.94 per share on May 12, 2014. The RSUs granted to Dr. Carlton, Mr. Roesslein, Ms. Le, Mr. Berra and Mr. McGrath vest over a three-year period with one-third of the RSUs vesting on each anniversary of the vesting commencement date, which is May 1 of each year.

EXECUTIVE OFFICERS

The following table sets forth information concerning the persons serving as executive officers of NI as of the Record Date, including information as to each executive officer’s age, position with NI and business experience. Officers of NI serve at the discretion of the Board.

Name of Executive Officer	Age	Position
James J. Truchard	71	Chairman of the Board of Directors, Chief Executive Officer, and President
Alexander M. Davern	48	Chief Operating Officer, Executive Vice President, Chief Financial Officer, and Treasurer
Eric H. Starkloff	40	Executive Vice President, Global Sales & Marketing
Scott A. Rust	48	Senior Vice President, Global Research & Development

See “Election of Directors” for additional information with respect to Dr. Truchard.

Alexander M. Davern joined NI in February 1994 and currently serves as Chief Operating Officer, Executive Vice President, Chief Financial Officer and Treasurer. He previously served as NI’s Chief Financial Officer, Senior Vice President, IT and Manufacturing Operations and Treasurer from December 2002 to October 2010; as Chief Financial Officer and Treasurer from December 1997 to December 2002; as Acting Chief Financial Officer and Treasurer from July 1997 to December 1997; and as Corporate Controller and International Controller. Prior to joining NI, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. Mr. Davern received his bachelor’s degree in Commerce and a diploma in professional accounting from University College in Dublin, Ireland. Mr. Davern is a director of Helen of Troy, a publicly traded company.

Eric H. Starkloff joined NI in July 1997 and currently serves as Executive Vice President, Global Sales and Marketing. He previously served as NI’s Senior Vice President of Marketing from April 2013 to January 2014; Vice President of Marketing from November 2010 to March 2013; as Vice President of Product Marketing from October 2008 to October 2010; as Director of Product Marketing from August 2004 to September 2008; and as Product Marketing Manager from January 1998 to July 2004. Mr. Starkloff received his bachelor’s degree in Electrical Engineering from the University of Virginia.

Scott A. Rust joined NI in 1990 and currently serves as Senior Vice President, Global Research and Development. He previously served as NI’s Vice President of Research and Development Test Systems from July 2013 to January 2014; as NI’s Vice President of Research and Development in Penang, Malaysia from January 2011 to July 2013; as Vice President of Research and Development of Modular Instruments from October 2008 to December 2010, as Director of Modular Instruments from March 2003 to September 2008; as Software Section Manager from October 2000 to March 2003; as Group Manager from October 1996 to October 2000; as Marketing Manager of Test and Measurement Software from August 1991 to September 1996, and as Applications Engineer from June 1990 to July 1991. Mr. Rust received his bachelor’s degree in Electrical Engineering from Texas A&M University.

EXECUTIVE COMPENSATION

The following Compensation Discussion and Analysis (“CD&A”) should be read in conjunction with the compensation tables contained elsewhere in this proxy statement. References to our “named executive officers” in this CD&A are to the same persons set forth in the summary compensation table.

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

NI’s philosophy towards compensation for its named executive officers reflects the following principles:

•	Total compensation opportunities should be competitive. NI believes that its total compensation programs should be competitive so that NI can attract, retain and motivate talented executives.

•	Total compensation should be related to NI’s performance. NI believes that a significant portion of its executives’ total compensation should be directly linked to achieving specified financial objectives that NI believes will create stockholder value.

•	Total compensation should be related to individual performance. NI believes that executives’ total compensation should reward individual performance achievements and encourage individual contributions to NI’s performance.

•	Equity awards help executives think like stockholders. NI believes that executives’ total compensation should have a significant equity component because stock based equity awards help reinforce the executive’s long-term interest in NI’s overall performance and thereby align the interests of the executive with the interests of NI’s stockholders.

•	NI’s overall amount of equity awards should be related to its revenue growth. NI believes that its use of equity awards must be sensitive to the dilutive impact that such equity compensation will have on its stockholders. As a result, NI’s overall amount of equity awards for each year is linked to its revenue growth.

•	The same compensation programs should generally apply to both executive and non-executive employees whenever possible. NI values the contributions of all employees and, to the extent practicable, NI designs its compensation programs to apply to all employees. NI seeks to minimize the number of compensation programs that apply only to its executives and disfavors the use of executive perks.

Determining Executive Compensation

In establishing NI’s overall program for executive compensation, the Compensation Committee works closely with NI’s senior management, including its Chief Executive Officer and Vice President of Human Resources. However, NI’s executives do not participate in any Board or Compensation Committee deliberations relating to their own compensation.

The Compensation Committee engaged Frederic W. Cook & Co. (“F.W. Cook”) as an independent consultant for 2011 compensation purposes. At that time, the Compensation Committee determined to engage an independent consultant every three years. Accordingly, the Compensation Committee again engaged F.W. Cook in 2014 to review NI’s overall executive compensation structure and perform an analysis and assessment of NI’s compensation processes, methodologies and practices to evaluate their effectiveness and alignment with NI’s compensation philosophy and objectives (as outlined above). As part of its analysis, the consulting firm reviewed compensation trends and developments, compensation levels for a number of companies that were comparable to NI in terms of market capitalization, industry focus, revenue size and number of employees (including the Radford data used by NI in prior years as described below), NI executive compensation levels and certain disclosure and regulatory requirements.

As a result of its analysis, F.W. Cook concluded that NI’s compensation program was highly effective, enabled NI to attract and retain leadership talent and that the program was comprehensively tailored to NI’s business model, culture and philosophy. The Compensation Committee considered the consultant’s work in establishing executive compensation levels for 2015. In connection with the engagement of F.W. Cook in 2014, the Compensation Committee determined that F.W. Cook met the independence requirements of applicable SEC and Nasdaq rules. Other than its engagement by the Compensation Committee in 2011 and 2014, F.W. Cook has not provided any other services to the Compensation Committee or NI.

As described below, NI utilizes survey information to help determine whether the total compensation package for its executives is competitive with comparable companies. NI exercises judgment in allocating compensation among specific programs in view of its overall compensation philosophy, objectives, business results and risk assessment.

For the past several years, the Compensation Committee has utilized data from Radford Surveys, a leading worldwide provider of survey information regarding executive compensation of technology companies. In setting compensation levels for 2014, the Radford data which was utilized included executive compensation information of public companies in the high technology industry that had annual revenues ranging from $500 million to $1.5 billion. NI believes the information from public companies in such revenue range is appropriate because it affords an adequate sample size of comparable high technology companies and because the average annual revenue of the companies in such range is comparable to NI’s annual revenue. NI compares the compensation of its executive officers with that of the executive officers in the Radford survey as a whole rather than any individual company within such survey.

NI believes that total compensation at or around the 50th percentile of the peer companies provided in the Radford survey is the appropriate starting point for benchmarking the compensation of its executives. Though NI uses such 50th percentile as a reference point, NI does not target a specific percentile in the range of comparative information for each individual executive or for each component of compensation. Instead, NI structures a total compensation package in view of the comparative information and such other factors specific to the individual, including the level of responsibility, prior experience, expectations of future performance and assessment of risk as it relates to employee motivation and employee retention. NI uses information obtained from Radford to test for reasonableness and competitiveness of its compensation package as a whole, but exercises judgment in allocating compensation among executives and within each element of an individual’s total compensation package. Set forth on Exhibit A is each of the companies that are covered by the relevant portion of the Radford information utilized by NI for 2014 compensation purposes. For 2014, the actual total compensation paid to NI’s executive officers, excluding NI’s Chief Executive Officer, was between the 25th percentile and the 50th percentile of the peer companies in the Radford data.

NI does not have specific policies for allocating between long-term and currently paid out compensation nor policies for allocating between cash and non-cash compensation, and among different forms of non-cash compensation. Each NI executive (other than the CEO) may receive a mix of compensation comprised of base salary, performance-based bonus, equity awards, service-based bonus and discretionary bonuses. The amount of compensation allocated to each element of compensation is determined on a case-by-case basis. At his request, NI’s CEO, who is a founder of the company and NI’s largest stockholder, receives a base salary of $1 and does not participate in the executive bonus programs or receive equity awards.

As described in greater detail below under “Analysis of Elements of Executive Compensation,” the Compensation Committee considers both NI performance and individual performance when determining the level of compensation for a number of the elements of executive compensation. For example, in determining the grants of RSUs and any increases in base salary, the Compensation Committee takes into consideration, among other things, the prior individual performance of an executive officer, as well as NI’s performance. Similarly, the Annual Incentive Program (“AIP”) is an “at risk” bonus program designed to induce NI’s executive officers to accomplish a set of goals based upon individual performance and NI’s business goals and reflects NI’s philosophy that total compensation should be related both to individual performance and NI’s performance. Amounts, if any, awarded under the discretionary cash program are determined solely on individual performance. For some of NI’s other elements of executive compensation, such as the annual company cash performance bonus program, NI’s performance as a whole is determinative of the compensation payable to the participants. The Compensation Committee believes that the various elements of executive compensation work together to promote NI’s objective that total compensation should be related both to individual performance and NI’s performance.

At our Annual Meeting in 2011, our stockholders adopted a three-year interval for “management say on pay” review. Accordingly, our stockholders last voted on such matter at our Annual Meeting in 2014 and approved, on an advisory (non-binding) basis and with over 99% of the votes cast in favor of the proposal, the compensation of our named executive officers. The Compensation Committee considered the favorable vote results from the 2011 and 2014 Annual Meetings in establishing NI’s compensation program.

Elements of Executive Compensation

The components of NI’s executive compensation for 2014 were as follows:

•	Base salary;

•	Annual company cash performance bonus program;

•	AIP for executives;

•	Discretionary cash bonus program;

•	RSU grants under the 2010 Incentive Plan; and

•	Service award cash bonus program.

A significant number of NI’s employees participate in the compensation programs enumerated above with the exception of the AIP for executives. In addition, NI’s Executive Vice President, Global Sales & Marketing, participates in a sales commission program based upon growth and profitability performance measures approved by the Compensation Committee.

NI’s executive and non-executive employees who meet the relevant eligibility requirements may also participate in the following programs:

•	Employee stock purchase plan. This plan is a tax-qualified plan pursuant to which most employees can purchase NI stock at a 15% discount to the market price. Under this plan, a participant can invest a maximum amount equal to 15% of base salary and commissions, provided that such amount cannot exceed $25,000 in any year.

•	A tax-qualified, employee-funded 401(k) plan. NI makes matching contributions under the plan in an amount equal to 50% of the amount of the employee’s contribution up to 6% of the employee’s base salary. The plan does not permit the purchase of shares of NI common stock.

•	Health and welfare benefits. Under this plan, the cost to NI is dependent on the level of benefits coverage an employee elects.

NI seeks to reward shorter-term performance through base salary, its annual bonus programs and its discretionary bonus program. Longer-term performance is incentivized through RSU grants and the service award program.

Analysis of Elements of Executive Compensation

Base Salary

NI’s goal is to provide its executives with competitive base salaries. NI uses independent survey information to help evaluate the reasonableness and competitiveness of its base salaries. NI determines base salary for each executive based on the level of job responsibilities, consideration of the prior performance of the executive and the company, the executive’s experience and tenure, consideration of the expected future contributions of the executive, the business risk presented to NI in the event the executive were to leave the employ of the company, and general compensation trends and practices in the technology industry, including pay levels and programs provided by comparable companies. In setting base salaries, NI does not utilize any particular formula but instead exercises judgment in view of its overall compensation philosophy and objectives. Individual base salaries are reviewed annually. In particular, in adjusting base salaries for 2014, the Compensation Committee considered the strong performance of the executives, the increased responsibilities of the executives and that in response to the adverse economic and business conditions facing NI in early 2013, a reduction in annual salary was implemented for executives, consisting of a 5% salary reduction effective June 1, 2013. These salary reductions ended on February 1, 2014. At his request, our CEO receives a base salary of $1 per year.

Annual Company Cash Performance Bonus Program

NI maintains a cash performance bonus program under which substantially all regular full-time and part-time employees, including executives, participate (the “Annual Performance Bonus Program”). To receive a payout under the plan, NI must achieve pre-determined goals for revenue growth and profitability. These goals, as provided in the plan, were 40% year over year organic revenue growth and 18% non-GAAP operating profit as a percent of revenue. The same goals apply to all participants in the plan including executive and non-executive employees. The amount of the Annual Performance Bonus Program is based on a bonus payment percentage multiplied by the eligible earnings of each participant. Eligible earnings include base salary, overtime pay and commissions but exclude bonuses, equity awards, relocation payments and previous cash performance bonus payments. The bonus payment percentage for executives is determined by multiplying 40% by two variables: NI’s actual organic revenue growth divided by the targeted level of revenue growth of 40%; and NI’s actual operating profit as a percentage of revenue divided by the target operating profit of 18%. The bonus payments percentage for non-executives was determined in the same manner except that the “multiplier” is 15% not 40%. Expressed as a formula, the bonus calculation for executives is as follows:

Calendar Year Organic Revenue Growth	X	Calendar Year Operating Profit (not to exceed 18% for payout purposes)	X	40% = Bonus Percentage
40%		18%

For fiscal 2014, NI’s named executives received individual payments under the Annual Performance Bonus Program in the range of approximately $13,310 to $26,957. Amounts under the Annual Performance Bonus Program are customarily made in two payments, one in the fourth quarter and the other upon completion of the annual financial statement audit in the first quarter of the following year.

Annual Incentive Program

NI maintains an AIP under which only officers and fellows participate. Dr. Truchard, NI’s President and Chief Executive Officer, does not participate in the program. Under this program, payments are made to executive officers based upon the achievement of individual performance criteria and NI business goals as approved by the NI Board and NI’s President. Program participants are designated by NI’s President and approved by the Compensation Committee. The participants under the AIP and the

AIP goals are determined annually. The amount of cash bonus under the AIP ultimately paid depends on the extent to which the performance goals of each executive are achieved, in each case subject to adjustment at the discretion of the Compensation Committee.

The AIP is intended to increase stockholder value and promote NI’s success by providing incentive and reward for the accomplishment of key objectives by NI executives.

In February 2014, the Compensation Committee approved an amendment to the AIP to provide that incentive bonuses under the AIP are defined as a percentage (with a target of up to 60% for Executive Vice Presidents, a target of up to 30% for Senior Vice Presidents and a target of up to 20% for Vice Presidents and Fellows) of a participant’s salary (or, in the case of executives in the sales organization, salary plus targeted commission), based upon attainment of objectives approved in accordance with the AIP. For 2014, the target bonus under the AIP for Mr. Davern, Mr. Starkloff, and Mr. Rust was 60%, 40% and 30% of his base salary, respectively. Under the terms of the AIP (as amended), the actual bonus amount to be paid to AIP participants can be more or less than the target bonus based on the nature of the objectives, the performance of the participant relative to such objectives and the discretion of the Committee. For the purposes of the AIP, the base salary amount to be used is set by the Compensation Committee at the time the goals are approved. Payments are made based on whether the individual executive has achieved his or her specified objectives for the year. Each executive typically has four to six objectives that are targeted to reward achievements in the executive’s functional area or NI business goals. The objectives for NI’s executive officers are presented to and approved by NI’s President and then submitted for approval each year to the NI Board. The amount of the bonus for an executive officer which is allocated to each specific objective is approved each year by the Compensation Committee.

With respect to NI’s executive officers, following the end of NI’s fiscal year, NI’s President and the Compensation Committee meet to determine whether the objectives of each executive officer were attained and then approve or disapprove the payment of the annual incentive amounts based upon the achievement of such objectives and the discretion of NI’s President and the Compensation Committee. NI’s President and the Compensation Committee, acting together, have the discretion to pay all or a portion of an amount to an AIP participant even if such participant did not meet a particular objective if the President and the Compensation Committee believe that such payment is appropriate to achieve the objectives of the program. However, no such discretion was applied by the Committee to the payment of AIP bonuses to named executive officers for achievement of AIP objectives for 2014.

For fiscal 2014, NI made cash bonus payments to named executives under the AIP that ranged from approximately $67,770 to $272,983 per executive.

Under the AIP, the Compensation Committee has the discretion to make payments of any cash incentive bonus in the fourth quarter of the calendar year based upon projected achievement levels (“Estimated Payment”) rather than waiting until the following calendar year. The payment of an Estimated Payment is subject to reconciliation after NI’s books have been closed and audited. If the Estimated Payment is less than the final amount due to the AIP participant, an additional payment equal to the amount of the shortfall is made to such participant. If the Estimated Payment is more than the final amount due to the AIP participant, such participant shall remit to NI the amount of the overpayment. For fiscal 2014, no such Estimated Payment was made.

The tables below set forth the performance criteria, potential awards and actual awards under the AIP as well as the weightings assigned to the objectives for 2014 for each of the named executives, except Dr. Truchard, NI’s President and Chief Executive Officer, who does not participate in the program:

2014 ANNUAL INCENTIVE PROGRAM GOALS AND AWARDS

FOR THE NAMED EXECUTIVES

Alexander Davern, Chief Operating Officer, Chief Financial Officer, Executive Vice President and Treasurer
2014 Officer Bonus Goals (1)	% Goal Weighting	Goal Value (2)	2014 Actual Payout
1) Achieve targeted revenue growth goals	30%	$99,000	$68,317
2) Achieve operating margin goal	30%	$99,000	$82,467
3) Achieve gross margin goal	15%	$49,500	$38,511
4) Ensure expenses are within budget	15%	$49,500	$49,500
5) Achieve cost reduction target	10%	$33,000	$34,188
Total	100%	$330,000	$272,983

(1)	NI is not disclosing the specific target levels with respect to performance goals because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The performance goals were set to be moderately difficult, or stretch goals, but not unachievable.

(2)	The goals in items 1), 2) and 5) above contain incremental payout thresholds and an increased payout if actual results attained exceed the targeted 100%. In such instance, the maximum amount payable to Mr. Davern would be $390,500.

Eric Starkloff, Executive Vice President, Global Sales and Marketing
2014 Officer Bonus Goals (1)	% Goal Weighting	Goal Value (2)	2014 Actual Payout
1) Achieve targeted revenue growth goals	25%	$35,000	$36,365
2) Achieve platform adoption goals	20%	$28,000	$28,980
3) Achieve targeted lead generation goals	20%	$28,000	$28,000
4) Achieve growth in partner revenue	15%	$21,000	$12,117
5) Achieve operating margin goal	10%	$14,000	$11,662
6) Ensure expenses are within budget	10%	$14,000	$14,000
Total	100%	$140,000	$131,124

(1)	NI is not disclosing the specific target levels with respect to performance goals because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The performance goals were set to be moderately difficult, or stretch goals, but not unachievable.

(2)	The goals in items 1), 2), 4) and 5) above contain incremental payout thresholds and an increased payout if actual results attained exceed the targeted 100%. In such instance, the maximum amount payable to Mr. Starkloff would be $164,500.

Scott Rust, Senior Vice President, Global Research & Development
2014 Officer Bonus Goals (1)	% Goal Weighting	Goal Value (2)	2014 Actual Payout
1) Achieve targeted revenue growth goals	50%	$39,000	$30,315
2) Achieve operating margin goal	15%	$11,700	$9,746
3) Achieve platform adoption goals	15%	$11,700	$12,110
4) Ensure expenses are within budget	10%	$7,800	$7,800
5) Achieve quality goals	10%	$7,800	$7,800
Total	100%	$78,000	$67,770

(1)	NI is not disclosing the specific target levels with respect to performance goals because such information represents confidential trade secrets or confidential commercial or financial information, the disclosure of which would cause NI competitive harm. The performance goals were set to be moderately difficult, or stretch goals, but not unachievable.

(2)	The goals in items 1), 2) and 3) above contain incremental payout thresholds and an increased payout if actual results attained exceed the targeted 100%. In such event, the maximum amount payable to Mr. Rust would be $93,600.

In assessing performance against the objectives for each named executive participating in the AIP, NI’s President considered the actual results for 2014 against the specific deliverables associated with each objective, the extent to which the objective was a significant stretch goal for the organization, and whether significant unforeseen obstacles or favorable circumstances altered the expected difficulty in achieving the desired results. Based on the foregoing factors, NI’s President recommended, and the Compensation Committee approved, a cash payment for each named executive. As set forth under the column heading “2014 Actual Payout,” the actual payouts to NI’s named executive officers ranged from 70% to 80% of the maximum amount they were eligible to receive under the AIP in 2014.

Sales Commission Program Applicable to Executive Vice President, Global Sales & Marketing.    The amount of the quarterly sales commission paid to Mr. Starkloff is the result of an attainment factor multiplied by a quarterly commission target amount. The attainment factor is based upon two components: NI’s actual quarterly year over year revenue growth compared to the target quarterly year over year revenue growth (“revenue factor”); and NI’s actual quarterly operating profit compared to the target quarterly operating profit as set forth in the operating budget (the “profit factor”). The profit factor may not exceed one for the purposes of computing the commission. NI’s Board of Directors approves the operating budget which is the basis for the target quarterly year over year revenue growth and the target quarterly profit used for the purposes of calculating the actual commission payments made to Mr. Starkloff. The quarterly commission target amount for 2014 was $12,500 per quarter, based upon the targeted annual commission amount of $50,000 set by the Compensation Committee. The quarterly commission calculation can be expressed as a formula as follows:

2	X	[Actual Quarterly Revenue Growth % —Target Quarterly Revenue Growth % + 20%]	X	Actual Quarterly Profit %	X	Quarterly Commission Target Amount	=	Quarterly Payout Amount
		40%		Target Quarterly Profit %

NI is not disclosing the specific target levels utilized in the formula set forth above for determining Mr. Starkloff’s sales commission payouts because they represent confidential information that NI does not disclose to the public and NI believes that disclosure of such information would cause it competitive harm. The specific target levels were set to be moderately difficult, or stretch goals, but not unachievable.

Under this sales commission program, Mr. Starkloff earned for 2014 an aggregate of $42,032, which represented approximately 84.1% of the targeted annual commission amount.

Discretionary Cash Bonus Program

NI maintains a discretionary cash performance bonus program under which all employees, including executives, are eligible to receive awards in recognition of a special achievement that is not covered by NI’s other compensation programs. Awards under this program vary based on the nature of the recognition event. The amount of the award for executives is determined by NI’s President and the amount of the award for non-executive employees is determined by the departmental supervisors. The average award under this program in 2014 was approximately $1,026. During 2014, none of the named executives received an award under this program. NI’s President does not participate in this program.

Restricted Stock Unit (RSU) Awards

Determining the Overall Level of Equity Compensation Awards.    NI uses equity compensation to incentivize key employees. In 2014, approximately 18.9% of all U.S. based regular, full-time professional employees received equity based compensation. NI’s use of stock based equity compensation for its employees is driven by NI’s goal of aligning the long-term interests of its employees with its overall performance and the interests of its stockholders. NI’s equity compensation program is also driven by NI’s desire to be sensitive to the dilutive impact that such equity compensation will have on its stockholders.

Allocation of Equity Compensation Awards.    In 2014, NI granted a total of 394,143 RSUs to all employees, which represented 0.3% of NI’s shares outstanding at December 31, 2014. Of such amount, a total of 35,000 RSUs were granted to NI’s named executives in April 2014, representing 8.9% of all RSUs granted in 2014. RSUs granted to executives vest over a period of ten years, subject to acceleration based on NI’s performance. For 2014, the executive RSU grants were subject to an additional performance-based goal that required that during the period beginning April 1, 2014 and ending June 30, 2014, NI’s non-GAAP operating income divided by NI’s net sales had to be equal to or greater than a target percentage, and if such target was not met, all of the RSUs subject to such executive awards would be forfeited. Based on NI’s actual performance for such period, the performance goal was met and the RSUs will vest in accordance with the other vesting provisions of such award. The foregoing performance-based goal was established to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Expressed as a formula, the acceleration amount for RSU grants to executives is as follows:

Calendar Year Organic Revenue Growth	X	Calendar Year Operating Profit (not to exceed 18% for payout purposes)	X	Shares Granted	=	Shares Accelerated
40%		18%		10

A set formula for allocating RSUs to the executives as a group or to any particular executive is not utilized. Instead, the Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, labor market dynamics, the relative importance of retaining each executive, the amount of stock based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of RSUs to be granted to all participants during the year.

Timing of Equity Awards.    The Compensation Committee typically grants RSUs to executives and current employees once per year. Such grants are made at a meeting of the Compensation Committee held in the second quarter of the year. RSU grants to new employees were issued five times in 2014 at Compensation Committee meetings. NI does not have any program, plan or practice to time RSU grants in coordination with the release of material non-public information. NI does not time, nor does NI plan to time, the release of material non-public information for the purposes of affecting the value of executive compensation.

Executive Equity Ownership.    NI’s President and Chief Executive Officer, Dr. Truchard, is NI’s largest stockholder. NI encourages its executives to hold a significant equity interest in NI. However, NI does not have specific share retention and ownership guidelines for its executives. NI does not permit executives to sell short its securities. NI prohibits named executives from holding NI securities in a margin account and prohibits the purchase or sale of exchange traded options on its stock by executives.

Type of Equity Awards.    Prior to 2005, the long-term equity incentive component of NI’s compensation program consisted solely of stock options. Beginning in 2005, NI began to utilize RSUs as its principal equity compensation incentive. Under the 2010 Incentive Plan, NI is permitted to issue RSUs and restricted stock but not stock options.

Service Award Program

NI maintains a service award bonus program under which all employees, including executives, are eligible to receive awards based on the number of years of continued employment with NI. NI’s President does not participate in the program. Under this program, upon achieving a five-year period of continuous employment with NI, an employee receives a cash award and a $100 dinner gift certificate, as well as other non-monetary awards such as a plaque or lunch with NI’s President, Vice President of Human Resources or another NI executive. Awards under this program have historically been in the range of $100 to $1,000 in cash per award, with employees receiving $100 in cash at their 5th anniversary of service with NI and $1,000 in cash at their 10th, 15th, 20th and 25th anniversaries of service with NI.

During 2014, one of the named executives, Mr. Davern, received an award of $1,000 under this program for having reached 20 years of employment with NI.

Performance Based Compensation and Financial Restatement

To date, NI has not experienced a financial restatement and has not considered or implemented a policy regarding retroactive adjustments to any cash or equity based incentive compensation paid to its executives and other employees where such payments were predicated upon the achievement of certain financial results that would subsequently be the subject of a restatement.

Change of Control Considerations

All NI executives are employed at will and do not have employment agreements, severance payment arrangements or payment arrangements that would be triggered by a merger or other change of control of NI. However, the 2005 Incentive Plan and the 2010 Incentive Plan provide that in the event of a change of control of NI, all unvested RSUs held by executive and non-executive employees shall immediately vest in full.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of NI’s compensation programs, NI considers the anticipated accounting and tax implications to NI and its executives. In this regard, in 2005, the NI Board of Directors and Compensation Committee determined to change NI’s equity compensation program from the use of stock options to the use of RSUs in response to changes in the accounting treatment of equity awards under FASB ASC 718, Compensation – Stock Compensation. While NI considers the applicable accounting and tax treatment, these factors alone are not dispositive, and NI also considers the cash and non-cash impact of the programs and whether a program is consistent with NI’s overall compensation philosophy and objectives.

Section 162(m) of the Code (“Section 162(m)”) imposes a limit of $1 million on the amount of compensation that NI may deduct in any one year with respect to its named executive officers, unless certain criteria are satisfied. Performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by stockholders and meet other requirements. In general, NI has determined that it will not seek to limit executive compensation so that it is deductible under Section 162(m). NI seeks to maintain flexibility in compensating its executives in a manner designed to promote its corporate goals and therefore the Compensation Committee has not adopted a policy requiring all compensation to be deductible.

In 2014, none of NI’s named executive officers received compensation in excess of the Section 162(m) limit. NI believes that payments under its Annual Performance Bonus Program and under the AIP and grants of RSUs under its 2010 Incentive Plan that vest solely based on the passage of time do not qualify as performance-based for purposes of satisfying the conditions of Section 162(m). NI believes that the grants of RSUs under the 2010 Incentive Plan in April 2014 that vest upon achievement of a performance goal do qualify as performance-based for purposes of Section 162(m). From time to time, NI monitors whether it might be in its interests to structure its compensation programs to satisfy the requirements of Section 162(m). The Compensation Committee will continue to assess the impact of Section 162(m) on NI’s compensation practices and determine what further action, if any, is appropriate. In this regard, upon the recommendation of the Compensation Committee, the NI Board approved a Performance Cash Incentive Plan (the “PCIP”) in January 2015 which is being submitted to the stockholders for approval at the Annual Meeting. If this plan is approved by the NI stockholders, it is expected that future cash bonus awards for executive officers will be made under the PCIP and that awards under the PCIP will qualify as performance based compensation under Section 162(m). The awards under the PCIP are expected to be structured to be substantially similar to the AIP and Annual Performance Bonus Program and, beginning in fiscal 2016, awards would no longer be made to executive officers under the AIP or the Annual Performance Bonus Program. See Proposal Three of this Proxy Statement for additional information regarding the PCIP.

Role of Executives in Executive Compensation Decisions

The Compensation Committee seeks input from NI’s President and Chief Executive Officer, Dr. Truchard, when discussing the performance of, and compensation levels for executives other than himself. The Compensation Committee also works closely with Dr. Truchard and with NI’s Vice President of Human Resources and others, as required, in evaluating the financial, accounting, tax and retention implications of its various compensation programs. Neither Dr. Truchard nor any of NI’s other executives participates in deliberations relating to his own compensation.

COMPENSATION COMMITTEE REPORT*

The Compensation Committee of NI has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K Item 402(b) (the “CD&A”) with management and based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Respectfully Submitted,

Duy-Loan T. Le

John M. Berra

Michael E. McGrath

* The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other NI filing under the Securities Act or the Exchange Act, except to the extent that NI specifically incorporates this Compensation Committee Report by express reference therein.

SUMMARY COMPENSATION TABLE

The following table shows the total compensation earned by NI’s named executive officers during the years ended December 31, 2014, December 31, 2013, and December 31, 2012:

Name and Principal Position	Year	Salary	Bonus (1)		Stock Awards (2)		Option Awards		Non-Equity Incentive Plan Compensation (3)		All Other Compensation (4)		Total
James J. Truchard Chairman of the Board and President	2014 2013 2012	$1 1 1	$	— — —	$	— — —	$	— — —	$	— — —	$	— — —	$1 1 1
Alexander M. Davern Chief Operating Officer, Executive Vice President, Chief Financial Officer and Treasurer	2014 2013 2012	530,646 432,021 426,250		1,000 — —		410,250 443,700 671,000		— — —		299,940 72,131 65,269		7,860 7,860 7,560	1,249,696 955,712 1,170,079
Eric H. Starkloff. Executive Vice President, Global Sales and Marketing	2014 2013	303,021 254,729		— —		410,250 221,850		— —		190,685 54,778		7,182 6,875	911,138 538,232
Scott A. Rust Senior Vice President, Global Research and Development	2014	262,000		—		136,750		—		81,080		8,010	487,840

(1)	These amounts reflect cash payments under NI’s discretionary cash bonus program and service award program. See “Compensation Discussion and Analysis” for a description of these programs.

(2)	The amounts included in the table for stock awards is the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with FASB ASC 718. These dollar amounts reflect NI’s accounting expense for these stock awards and may not correspond to the actual value that will be recognized by the named executives. The dollar amount recognized for financial statement reporting purposes is the aggregate grant date fair value, which is expensed monthly based on the estimated vesting period of the corresponding grant. The estimated vesting period of grants of RSUs to named executive officers is 95 months.

(3)	These amounts reflect the sum of the amounts earned by named executives under NI’s Annual Company Performance Bonus Program and AIP for 2014, 2013 and 2012, as shown in the table below. The totals for Mr. Starkloff also include amounts from the Sales Commission Program in which he is the only participant among the named executives.

Named Executive Officer	Year	Annual Performance Bonus Program	AIP	Long Term Incentive Program	Sales Commission Program	Total
James J. Truchard	2014	$—	$—	$—	$—	$—
	2013	—	—	—	—	—
	2012	—	—	—	—	—
Alexander M. Davern	2014	26,957	272,983	—	—	299,940
	2013	3,845	68,286	—	—	72,131
	2012	27,280	37,989	—	—	65,269
Eric H. Starkloff	2014	17,529	131,124	—	42,032	190,685
	2013	2,267	52,511	—	—	54,778
Scott A. Rust	2014	13,310	67,770	—	—	81,080

(4)	Represents NI contributions to the 401(k) Plan on behalf of the named executives and the full dollar value of premiums paid by NI for term life insurance on behalf of the named executives for 2014, 2013 and 2012 in the amounts shown below:

Named Executive Officer	Year	NI Contributions to 401(k) Plan	Term Life Insurance Premium Paid by NI for Benefit of the Insured	Total
James J. Truchard	2014	$—	$—	$—
	2013	—	—	—
	2012	—	—	—
Alexander M. Davern	2014	7,650	210	7,860
	2013	7,650	210	7,860
	2012	7,350	210	7,560
Eric H. Starkloff	2014	6,972	210	7,182
	2013	6,665	210	6,875
Scott A. Rust	2014	7,800	210	8,010

Other than the foregoing, for 2012, 2013 and 2014, NI did not provide its named executives with any form of compensation that would be reportable under Item 402(c)(2)(ix) of Regulation S-K. NI does not pay or accrue cash dividends on unvested RSUs.

GRANTS OF PLAN-BASED AWARDS

FOR FISCAL YEAR ENDED DECEMBER 31, 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (5)	Aggregate Grant Date Fair Value of Stock and Option Awards
Name	Grant Date (1)	Threshold (2)	Target (3)		Maximum (4)
James J. Truchard (6)
Annual Incentive Program Annual Performance Bonus Program 2010 Incentive Plan		— — —	$	— — —	$	— — —	— — —	$	— — —
Alexander M. Davern
Annual Incentive Program Annual Performance Bonus Program 2010 Incentive Plan	4/22/14	— — —		272,983 26,957 —		390,500 — —	— — 15,000		— — 410,250
Eric H. Starkloff
Annual Incentive Program Annual Performance Bonus Program Sales Commission Program (7) 2010 Incentive Plan	4/22/14	— — — —		131,124 17,529 42,032 —		164,500 — — —	— — — 15,000		— — — 410,250
Scott A. Rust
Annual Incentive Program Annual Performance Bonus Program 2010 Incentive Plan	4/22/14	— — —		67,770 13,310 —		93,600 — —	— — 5,000		— — 136,750

(1)	In accordance with Item 402(d)(2)(ii) of Regulation S-K, only grant dates for equity-based awards are reported in this table.

(2)	The AIP, the Annual Performance Bonus Program and Sales Commission Program do not set a threshold amount. See “Compensation Discussion and Analysis” for a description of these programs.

(3)	The AIP and the Annual Performance Bonus Program did not set target amounts. See “Compensation Discussion and Analysis” for a further description of these programs. In accordance with Instruction 2 to Item 402(d) of Regulation S-K, the amounts included under the “Target” column represent the amounts earned in the fiscal year ended December 31, 2014 by the named executive under the AIP and the Annual Performance Bonus Program, as applicable.

(4)	The Annual Performance Bonus Program does not set maximum amounts. See “Compensation Discussion and Analysis” for a further description of this program. The amounts set forth in the table above represent the maximum amounts that were achievable under the AIP for 2014.

(5)

For 2014, the executive RSU grants were subject to an additional performance-based goal that required that during the period beginning April 1, 2014 and ending June 30, 2014, NI’s non-GAAP operating income divided by NI’s net sales had to be equal to or greater than a target percentage, and if such target was not met, all of the RSUs subject to such executive awards would be forfeited. Based on NI’s actual performance for such period, the performance goal was met and the RSUs will vest in accordance with the other vesting provisions of such award. The RSU grants to the named executives vest as to 1/10th of the RSUs on each anniversary of the vesting commencement date, which was May 1, 2014, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. The number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 40% year over year revenue growth and 18% operating profit as a percent of revenue. Specifically, if NI achieves 40% year over year revenue growth and 18% operating profit as a percent of revenue, then 10% of total number of

RSUs subject to the award shall accelerate. The earliest an award may fully vest is in five years. The RSUs have a term of ten years.

(6)	Dr. Truchard does not participate in the AIP or the Annual Performance Bonus Program and does not receive grants of RSUs under the 2010 Incentive Plan.

(7)	The Sales Commission Program for Mr. Starkloff does not include thresholds or maximum amounts. See “Compensation Discussion and Analysis” for a further description of this program.

Summary Compensation Table and Grants of Plan-Based Awards Table Discussion

The level of salary and bonus in proportion to total compensation ranged from approximately 33% to 54% for each of the named executives in 2014, except for Dr. Truchard. Since Dr. Truchard does not receive RSU awards, his salary represented approximately 100% of his total compensation in 2014.

All NI employees, including executives, are employed at will and do not have employment agreements, severance payment arrangements or other payment arrangements that would be trigged by a merger or other change of control of NI. However, the 2010 Incentive Plan and the 2005 Incentive Plan provide that in the event of a change of control of NI, all unvested RSUs held by executives and non-executive employees shall immediately vest in full. Additionally, on October 28, 2014, NI entered into an RSU Vesting Acceleration Agreement (the “Acceleration Agreement”) with Alexander M. Davern. Under the Acceleration Agreement, in the event Mr. Davern’s employment is terminated without Cause or he resigns for Good Reason (each as defined in the Acceleration Agreement), subject to him executing and not revoking a release of claims in favor of NI and meeting other requirements in the Acceleration Agreement, all of Mr. Davern’s then outstanding and unvested restricted stock units granted under an NI equity plan shall immediately vest.

NI has not repriced or made any material modifications to any equity-based awards to its executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END

	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units That Have Not Vested (2)
James J. Truchard	—	$—
Alexander M. Davern	84,075	2,613,892
Eric H. Starkloff	37,593	1,168,766
Scott A. Rust	23,935	744,139

(1)	These RSU awards were made under the 2005 Incentive Plan and the 2010 Incentive Plan and vest as to 1/10th of the RSUs on each anniversary of the vesting commencement date, subject to acceleration of vesting in the event that NI achieves certain financial performance goals. The maximum amount of vesting acceleration is an additional 10% of the award per year. The number of RSUs that can have vesting acceleration each year is determined based upon the extent to which NI attains 40% year over year revenue growth and 18% operating profit as a percent of revenue. Specifically, if NI achieves 40% year over year revenue growth and 18% operating profit as a percent of revenue, then 10% of the total number of RSUs subject to the award shall accelerate. The earliest an award may fully vest is in five years. The RSUs have a term of ten years. The vesting commencement dates for these awards are set forth in the table below.

Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested	Grant Date	Vesting Commencement Date
Alexander M. Davern	15,000 13,467 19,548 16,113 14,158 3,851 1,932 6	4/22/2014 4/23/2013 4/18/2012 4/20/2011 4/22/2009 4/25/2008 4/25/2007 4/19/2006	5/1/2014 5/1/2013 5/1/2012 5/1/2011 5/1/2009 5/1/2008 5/1/2007 5/1/2006
Eric H. Starkloff	15,000 6,733 5,864 4,834 2,267 1,926 966 3	4/22/2014 4/23/2013 4/18/2012 4/20/2011 4/22/2009 4/25/2008 4/25/2007 4/19/2006	5/1/2014 5/1/2013 5/1/2012 5/1/2011 5/1/2009 5/1/2008 5/1/2007 5/1/2006
Scott A. Rust	5,000 4,040 5,473 4,834 2,267 1,543 775 3	4/22/2014 4/23/2013 4/18/2012 4/20/2011 4/22/2009 4/25/2008 4/25/2007 4/19/2006	5/1/2014 5/1/2013 5/1/2012 5/1/2011 5/1/2009 5/1/2008 5/1/2007 5/1/2006

(2)	Amounts shown are valued at the closing price of NI’s Common Stock on December 31, 2014 of $31.09 per share.

OPTION EXERCISES AND STOCK VESTED

FOR FISCAL YEAR ENDED DECEMBER 31, 2014

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
James J. Truchard	—	$—
Alexander M. Davern	15,075	411,698
Eric H. Starkloff	5,215	142,422
Scott A. Rust	4,549	124,233

(1)	Calculated by using the NI common stock closing price for the day immediately preceding the vesting date of May 1, 2014, which was $27.31 per share.

Pension Benefits and Nonqualified Deferred Compensation

NI does not have any pension plans, non-qualified defined contribution plans or non-qualified deferred compensation plans.

Potential Payments Upon Termination or Change of Control

As described in the Compensation Discussion and Analysis section of this proxy statement, NI does not typically enter into employment, severance or change in control agreements with its employees, including its named executives. However, on October 28, 2014, NI entered into the Acceleration Agreement with Alexander M. Davern, which provides for the immediate vesting of all of Mr. Davern’s then outstanding restricted stock units in the event Mr. Davern’s employment is terminated without Cause or he resigns for Good Reason (as defined in the Acceleration Agreement), subject to him executing and not revoking a release of claims in favor of NI and meeting other requirements in the Acceleration Agreement. Additionally, the 2005 Incentive Plan and the 2010 Incentive Plan each provides for acceleration of all unvested RSUs in the event of a change of control of NI or the award recipient’s death or disability (each, an “acceleration event”). A change of control under each of the 2005 Incentive Plan and the 2010 Incentive Plan means any of the following events:

•	any person becomes the beneficial owner of fifty percent (50%) or more of the total voting power represented by NI’s outstanding voting securities;

•	existing members of NI’s Board of Directors cease to constitute at least a majority of the Board of Directors;

•	a public announcement is made of a tender or exchange offer for fifty percent (50%) or more of the outstanding voting securities of NI and it is not opposed by NI’s Board of Directors;

•	the stockholders of NI approve a merger or consolidation of NI with any other corporation or partnership, unless NI stockholders prior to such transaction will hold a majority of the voting power of the surviving or acquiring entity; or

•	the stockholders of NI approve a plan of complete liquidation of NI or an agreement for the sale or disposition by NI of all or substantially all of NI’s assets.

In the case of unvested RSUs under the 2005 Incentive Plan and the 2010 Incentive Plan, 100% of the RSUs that have not vested as of the date of death or disability will immediately vest.

The following table shows the estimated benefits that would have been received by the named executives if an acceleration event had occurred on December 31, 2014.

Name	RSU Acceleration (1)
James J. Truchard (2)	$—
Alexander M. Davern	2,613,892
Eric H. Starkloff	1,168,766
Scott A. Rust	744,139

(1)	The amounts represent the number of unvested RSUs multiplied by per share closing market price of NI’s common stock on December 31, 2014, which was $31.09 per share, for each of the outstanding unvested RSUs held by such named executive.

(2)	Dr. Truchard has not received any grants of RSUs under the 2005 Incentive Plan or the 2010 Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires NI’s officers and directors, and persons who own more than 10% of a registered class of NI’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish NI with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, NI believes that, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied except that Mr. Kodosky filed three late Form 4’s with respect to twelve transactions and Mr. Starkloff filed a Form 5 with respect to one transaction that failed to be reported on a Form 4.

EQUITY COMPENSATION PLANS INFORMATION

The number of shares issuable upon exercise of outstanding options and RSUs granted to employees and non-employee directors, as well as the number of shares remaining available for future issuance, under NI’s equity compensation plans as of December 31, 2014 are summarized in the following table:

Plan category	Number of shares to be issued upon exercise of outstanding options or RSUs		Weighted- average exercise price of outstanding options	Number of shares remaining for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	2,874,894	(1)	$15.51	6,458,488	(2)
Equity compensation plans not approved by stockholders	—		—	—
Total	2,874,894		$15.51	6,458,488

(1)	Includes 29,475 shares to be issued upon exercise of outstanding options and 2,845,419 shares to be issued upon the vesting of outstanding RSUs.

(2)	Includes 3,199,446 shares available for future issuance under the 2010 Incentive Plan and 3,259,042 shares available for future issuance under NI’s Employee Stock Purchase Plan.

REPORT OF THE AUDIT COMMITTEE*

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Donald M. Carlton, Chairman, Charles J. Roesslein, and John M. Berra. All members of the Audit Committee meet the independence requirements of the Nasdaq listing standards.

Management is responsible for NI’s internal controls and the financial reporting process. NI’s independent registered public accounting firm is responsible for performing an independent audit of NI’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles and the effectiveness of NI’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee schedules its meetings and conference calls with a view to ensuring it devotes appropriate attention to all of its tasks. The Audit Committee met seven times during fiscal 2014 to carry out its responsibilities. The Audit Committee regularly meets privately with NI’s independent registered public accounting firm, internal audit personnel, and management, each of whom has unrestricted access to the Audit Committee. The Audit Committee evaluated the performance of the items enumerated in the Audit Committee Charter, which includes oversight of NI’s internal audit function.

As part of its oversight of NI’s financial statements, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm NI’s quarterly and audited fiscal year financial statements, including a review of NI’s Annual Report on Form 10-K. The Audit Committee also reviewed and approved the independent registered public accounting firm’s work plan, audit fees, and all non-audit services performed by the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has also received the written disclosures from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed the independence of Ernst & Young LLP with that firm. The Audit Committee has implemented a procedure to monitor the independence of NI’s independent registered public accounting firm.

Based upon the Audit Committee’s discussion with management and Ernst & Young LLP and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in NI’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC.

AUDIT COMMITTEE

Donald M. Carlton, Chairman

Charles J. Roesslein

John M. Berra

*The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other NI filing under the Securities Act or the Exchange Act, except to the extent NI specifically incorporates this Report of the Audit Committee by express reference therein.

PROPOSAL TWO: APPROVAL OF NI’S 2015 EQUITY INCENTIVE PLAN

Our stockholders are being asked to approve NI’s 2015 Equity Incentive Plan (the “2015 Incentive Plan”) so that it may be used to achieve NI’s compensatory goals. On January 28, 2015, the Board of Directors of NI approved the 2015 Incentive Plan, subject to approval from the stockholders at the Annual Meeting. Approval of the 2015 Incentive Plan requires the affirmative vote of the holders of a majority of the shares of NI common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. The 2010 Incentive Plan is scheduled to terminate upon the date of the 2015 Annual Meeting. The 2010 Incentive Plan, however, will continue to govern outstanding awards previously granted thereunder. The 2015 Incentive Plan will replace the 2010 Incentive Plan. NI’s named executive officers and directors have an interest in this proposal as they are expected to receive awards under the 2015 Incentive Plan.

The share reserve under the 2015 Incentive Plan which stockholders are being asked to approve is 3,000,000 shares of NI common stock plus (i) the number of shares which have been reserved, but not issued under the 2010 Incentive Plan and the 2005 Incentive Plan as of the date of stockholder approval of the 2015 Incentive Plan, and (ii) any shares returned to NI’s 1994 Incentive Stock Option Plan, the 2010 Incentive Plan or the 2005 Incentive Plan as a result of termination of awards or repurchase of shares issued under such plans.

The 2015 Incentive Plan is designed to allow NI to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain awards granted thereunder. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with restricted stock or RSUs awarded under the 2015 Incentive Plan to qualify as “performance-based” within the meaning of Section 162(m), the 2015 Incentive Plan imposes annual grant limits on such awards and specifies performance measures that may be used for such awards. By approving the 2015 Incentive Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the 2015 Incentive Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be made to participants, and the other material terms of the awards described below.

We strongly believe that the approval of the 2015 Incentive Plan is essential to NI’s continued success. Grants of RSUs and restricted stock pursuant to the provisions of the 2015 Incentive Plan are crucial to our ability to attract and retain highly skilled individuals and to provide additional incentives to our employees to achieve NI’s goals. Our service providers are our most valuable asset and passage of the 2015 Incentive Plan is vital to allow NI to attract and retain those service providers. We ask the stockholders to approve the 2015 Incentive Plan. The Board of Directors has not determined what action it will take if the proposal is not approved by the stockholders.

Summary of the 2015 Incentive Plan

The following paragraphs provide a summary of the principal features of the 2015 Incentive Plan and its operation. The following summary should be read together with the complete copy of the 2015 Incentive Plan as set forth in Exhibit B.

The 2015 Incentive Plan provides for the grant of the following types of incentive awards: (i) restricted stock and (ii) RSUs, collectively referred to as “Awards.” Those eligible for Awards under the 2015 Incentive Plan include NI employees, directors and consultants and employees and consultants of any parent or subsidiary of NI.

As of March 10, 2015, approximately 2,563 U.S. employees, directors and consultants would be eligible to participate in the 2015 Incentive Plan.

Number of Shares of Common Stock Available Under the 2015 Incentive Plan.    The 2015 Incentive Plan share reserve includes 3,000,000 shares of NI’s common stock plus (i) the number of shares which have been reserved but not issued under the 2010 Incentive Plan and the 2005 Incentive Plan as of the date of stockholder approval of the 2015 Incentive Plan, and (ii) any shares returned to NI’s 1994 Incentive Stock Option Plan, the 2010 Incentive Plan or the 2005 Incentive Plan as a result of termination of awards or repurchase of shares issued under such plans.

Adjustment to Shares Subject to the Plan.    If NI subdivides as a whole (by reclassification, by a stock split, by the issuance of a distribution on shares payable in shares, or otherwise) the number of shares then outstanding into a greater number of shares, then (i) the shares available for distribution and the numerical share limits set forth in the 2015 Incentive Plan will be increased proportionately, and the kind of shares available will be proportionately adjusted, (ii) the number that may be acquired under any Award will be increased proportionately and (iii) the price, if any, for each share subject to then outstanding Awards will be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Award remain exercisable or subject to restrictions.

If NI consolidates as a whole (by reclassification, reverse stock split, or otherwise) the number of shares then outstanding into a lesser number of shares, then (i) the shares available for distribution and the numerical share limits set forth in the 2015 Incentive Plan will be decreased proportionately, and the kind of shares available will be proportionately adjusted, (ii) the number that may be acquired under any Award will be decreased proportionately and (iii) the price, if any, for each share subject to then outstanding Awards will be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Award remain exercisable or subject to restrictions.

Except as described above, if NI experiences a dividend or other distribution, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other changes in the corporate structure affecting the shares of NI, the Administrator (as defined below), in order to prevent diminution or enlargement of benefits intended to made available under the 2015 Incentive Plan, will have the discretion to adjust (i) the number and class of shares that may be delivered under the 2015 Incentive Plan (ii) the number, class and price of shares covered by each outstanding Award, and (iii) the numerical limits of shares set forth in the 2015 Incentive Plan.

Administration of the 2015 Incentive Plan.    The 2015 Incentive Plan will be administered by the Board, the Compensation Committee or another committee of the Board (the “Administrator”). To make grants to certain NI officers and employees, the members of the committee must qualify as “non-employee directors” as the term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. In the case of Awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). Subject to the terms of the 2015 Incentive Plan, the Administrator has the sole discretion to determine which employees, directors and consultants will receive Awards, to determine the terms and conditions of those Awards, to approve forms of agreement for use under the 2015 Incentive Plan, to institute an exchange program, to make rules and regulations related to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, and to make all determinations necessary or advisable in administering the 2015 Incentive Plan.

Restricted Stock.    Awards of restricted stock are rights to acquire or purchase shares of NI common stock. The Administrator retains sole discretion to set the terms and conditions that must be met in order for restricted stock to vest. Each Award of restricted stock will be evidenced by a written agreement between NI and the participant specifying the number of shares subject to the Award and the other terms and conditions of the Award, consistent with the requirements of the 2015 Incentive Plan. Generally, shares of restricted stock will be held by NI in an escrow account until the restrictions on the shares of restricted stock have lapsed. Unless otherwise determined by the Administrator, holders of restricted stock subject to restrictions may exercise voting rights and be entitled to dividends paid on shares. The Administrator will determine the number of shares granted pursuant to an Award of restricted stock. For Awards of restricted stock intended to qualify as performance-based compensation within the meaning of Section 162(m), during any fiscal year no participant may receive more than 50,000 shares of restricted stock; provided, however, that upon a participant’s initial service as an employee, he or she may receive up to an additional 50,000 shares of restricted stock.

Restricted Stock Units.    RSUs represent a right to receive shares at a future date as set forth in a participant’s Award agreement. RSUs will vest in accordance with terms and conditions established by the Administrator. Unless otherwise determined by the Administrator, RSUs will result in a payment to a participant only if the vesting criteria are met. RSUs may be granted at the sole discretion of the Administrator. For Awards of RSUs intended to qualify as performance-based compensation within the meaning of Section 162(m), during any fiscal year no participant may receive more than 50,000 RSUs; provided, however, that upon a participant’s initial service as an employee, he or she may receive up to an additional 50,000 RSUs. Earned RSUs may be paid out in cash, shares of common stock or any combination thereof at the sole discretion of the Administrator.

Performance Goals.    Awards of restricted stock and RSUs granted under the 2015 Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement using one or more of the following measures: stock price; revenue; profit; bookings; cash flow; customer retention; customer satisfaction; net bookings; net income; net profit; sales attainment (as defined in the plan); operating cash flow; operating expenses; total earnings; earnings attainment (as defined in the plan); earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; and total stockholder return. The performance goals may differ from participant to participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

Transferability of Awards.    Generally, and unless otherwise determined by the Administrator, no Award granted under the 2015 Incentive Plan may be transferred other than by the laws of descent and distribution and all rights with respect to an Award will generally be available only to the participant receiving such Award.

Change in Control.    In the event of a change in control (as defined in the 2015 Incentive Plan), Awards will be treated as determined by the Administrator, including that each Award be assumed or substituted by the successor corporation. In the event the successor corporation does not assume or substitute Awards, the restriction period of any Award of restricted stock or RSUs shall immediately be accelerated and the restrictions shall expire.

Restructuring.    In the event of a restructuring (as defined in the 2015 Incentive Plan) that does not occur in connection with a change in control, then:

•	the restriction period of any Award of restricted stock or RSUs will not immediately be accelerated;

•	the Administrator may, but is not required to, cause NI to take any of the following actions: (i) accelerate in whole or in part the expiration of some or all of the restrictions on an Award of restricted stock; (ii) upon certain restructurings, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards; or (iii) redeem in whole or in part any one or more of the outstanding Awards for a cash payment.

NI will attempt to keep all participants informed with respect to any restructuring or of any potential restructuring to the same extent that NI’s stockholders are informed by NI of any such event.

Amendment and Termination of the 2015 Incentive Plan. The Administrator will have the authority to amend, alter, suspend or terminate the 2015 Incentive Plan, except that stockholder approval will be required to the extent necessary to comply with any applicable laws. Any amendment, alteration, suspension or termination will not, without the consent of the participant, impair the rights or obligations under any Award granted under the 2015 Incentive Plan. The 2015 Incentive Plan will terminate upon NI’s Annual Meeting of Stockholders held in 2020 but no later than December 31, 2020, unless terminated earlier by the Board of Directors.

Number of Awards Granted to Employees, Consultants and Directors

The number of Awards that any employee, consultant or director receives is in the discretion of the Administrator and cannot be determined in advance. The following table sets forth (i) the aggregate number of shares subject to RSUs granted under the 2010 Incentive Plan during the last fiscal year, and (ii) the dollar amount recognized for financial statement reporting purposes.

Name of Individual or Group	Number of Shares of RSUs	Dollar Value of Shares of RSUs (1)
James J. Truchard	—	$—
Alexander M. Davern	15,000	410,250
Eric H. Starkloff	15,000	410,250
Scott A. Rust	5,000	136,750
All executive officers, (four persons named above), as a group	35,000	957,250
All directors who are not executive officers, as a group	27,918	780,029
All employees who are not executive officers, as a group	331,225	9,478,839

(1)	The amounts included in the table for stock awards is the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year in accordance with FASB ASC 718. These dollar amounts reflect NI’s accounting expense for these stock awards and may not correspond to the actual value that will be recognized by the named executives, directors, or employees. The dollar amount recognized for financial statement reporting purposes is the aggregate grant date fair value, which is expensed monthly based on the estimated vesting period of the corresponding grant.

Federal Tax Aspects

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2015 Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular individual may be different.

Restricted Stock Awards.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Code Section 83(b), to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to an Award of restricted stock, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Units.    There are no immediate tax consequences of receiving an Award of RSUs. A participant who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Section 409A.    Code Section 409A provides requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2015 Incentive Plan with a deferral feature will be subject to the requirements of Code Section 409A. If an Award is subject to and fails to satisfy the requirements of Code Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for NI.    NI generally will be entitled to a tax deduction in connection with an Award under the 2015 Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income. Special rules limit the deductibility of compensation paid to NI’s Chief Executive Officer and to certain other highly compensated executive officers as determined under Section 162(m).

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting will be required to approve the 2015 Incentive Plan, including approval of its material terms and performance goals for purposes of Section 162(m).

The Board of Directors unanimously recommends a vote “FOR” the approval of the 2015 Incentive Plan, including approval of its material terms and performance goals for purposes of Section 162(m).

PROPOSAL THREE: APPROVAL OF NI’S PERFORMANCE CASH INCENTIVE PLAN

Our stockholders are being asked to approve the Performance Cash Incentive Plan (the “PCIP”) so that it may be used to achieve NI’s compensatory goals. On January 28, 2015, upon the recommendation of the Compensation Committee, the NI Board of Directors approved the PCIP, subject to approval from the stockholders at the Annual Meeting. Approval of the PCIP requires the affirmative vote of the holders of a majority of the shares of NI common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

If our stockholders approve the PCIP, NI would have the ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with performance-based cash incentives paid under the plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are excluded from this deductibility limit. To enable performance-based cash incentives paid under the PCIP to qualify as performance-based compensation within the meaning of Section 162(m), the material terms of the PCIP must be approved by our stockholders.

If the PCIP is approved by the NI stockholders, it is expected that future cash bonus awards for executive officers will be made under the PCIP and that awards under the PCIP will qualify as performance based compensation under Section 162(m). The awards under the PCIP are expected to be structured to be substantially similar to the Annual Incentive Plan (the “AIP”) and Annual Performance Bonus Program and, beginning in fiscal 2016, awards would no longer be made to executive officers under the AIP or the Annual Performance Bonus Program. If our stockholders do not approve the PCIP, we will not use the PCIP and would expect that bonus awards would continue to be made under the AIP and the Annual Performance Bonus Program.

Summary of the PCIP

The following paragraphs provide a summary of the principal features of the PCIP. The following summary should be read together with the PCIP which is attached hereto as Exhibit C.

Purpose

The purpose of the PCIP is to motivate key executives to perform to the best of their abilities and to achieve NI’s objectives. The PCIP accomplishes this by paying awards only after the achievement of the specified goals.

The PCIP is designed to qualify as “performance-based” compensation under Section 162(m). Under Section 162(m), NI may not receive a federal income tax deduction for compensation paid to its chief executive officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if NI pays compensation that is “performance-based” under Section 162(m), NI still can receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The PCIP will allow NI to pay incentive compensation that is performance-based and therefore fully tax deductible on NI’s federal income tax return.

Eligibility to Participate

The PCIP will be administered by our Compensation Committee or another committee designated by the NI Board consistent with the requirements of Section 162(m). Our Compensation Committee will select which of our employees (and employees of our affiliates) will be eligible to receive awards under the PCIP. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because our Compensation Committee has discretion to select the participants.

Target Awards and Performance Goals

Each performance period, the NI Compensation Committee will assign each participant a target award and the performance goal or goals that must be achieved before an award actually will be paid to the participant. The participant’s target award is expressed as a percentage of his or her base salary. The performance goals require the achievement of objectives for one or more of the following measures: stock price; revenue; profit; bookings; cash flow; customer retention; customer satisfaction; net bookings; net income; net profit; operating cash flow; operating expenses; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; individual objectives; and total stockholder return. The performance goals may differ from participant to participant and from award to award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index.

Actual Awards

After the performance period ends, the Compensation Committee will certify in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the PCIP limits actual awards to a maximum of $3,000,000 per participant in any fiscal year, even if the formula otherwise indicates a larger award. If there are multiple performance periods ending in the same fiscal year, the aggregate amount paid with respect to all performance periods occurring within that fiscal year cannot exceed the maximum specified in the previous sentence.

Actual awards are paid in cash as soon as administratively practicable, but no later than the dates set forth in the PCIP. Under certain circumstances, the Compensation Committee has discretion to pay out all or part of an award if a participant terminates employment or in the event of a change of control of NI.

Administration, Amendment and Termination

The NI Compensation Committee is expected to administer the PCIP. Members of the Compensation Committee must qualify as outside directors under Section 162(m). Subject to the terms of PCIP, the Compensation Committee has sole discretion to:

•	determine the length of performance periods;

•	select the employees who will receive awards;

•	determine the target award for each participant;

•	determine the performance goals that must be achieved before any actual awards are paid;

•	determine a formula to determine the actual award (if any) payable to each participant; and

•	interpret the provisions of the PCIP.

The Board or the Compensation Committee may amend or terminate the plan at any time and for any reason. The amendment or termination of the PCIP will not, without the consent of the participants, alter or impair any rights or obligations under any awards granted under the PCIP.

Federal Income Tax Consequences

Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by NI. If and to the extent that the PCIP payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, NI will receive a deduction for the amount constituting ordinary income to the participant.

Awards to be Granted to Certain Individuals and Groups

Awards under the PCIP are determined based on actual performance, so future actual awards (if any) cannot now be determined. The following table sets forth certain information regarding performance-based cash incentives earned during the last fiscal year for each of the named executive officers, for all current executive officers as a group and for all other employees who participated in our Annual Performance Bonus Program and AIP for the 2014 fiscal year as a group:

Name of Individual or Group	Performance- Based Cash Incentives Earned in 2014
James J. Truchard	$—
Alexander M. Davern	299,940
Eric H. Starkloff	148,653
Scott A. Rust	81,080
All current executive officers as a group (four persons)	529,673
All employees who participated in our AIP and Annual Performance Bonus Program in fiscal 2014	6,324,455

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting will be required to approve the PCIP, including approval of its material terms and performance goals for purposes of Section 162(m).

The Board of Directors unanimously recommends a vote “FOR” the approval of the Performance Cash Incentive Plan, including approval of its material terms and performance goals for purposes of Section 162(m).

PROPOSAL FOUR: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The charter of our Audit Committee provides that the Audit Committee shall appoint, compensate, retain and oversee NI’s independent registered public accounting firm. The Audit Committee has selected Ernst & Young LLP (“E&Y”) as NI’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Audit Committee is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of E&Y, which has served as NI’s independent registered public accounting firm since June 2005.

In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of NI and NI’s stockholders.

A representative of E&Y is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered for the integrated audits of NI’s annual financial statements for the fiscal years ended December 31, 2014 and 2013, for the reviews of the financial statements included in NI’s Quarterly Reports on Form 10-Q for those fiscal years, for the testing of NI’s internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002 for those fiscal years, and for statutory audits in various countries were approximately $1,207,000 and $1,446,000, respectively.

Audit-Related Fees

There were no fees billed for audit-related services in 2014 or 2013.

Tax Fees

The aggregate fees billed for professional tax services rendered for 2014 and 2013 were approximately $392,000 and $144,000, respectively. Included in the foregoing tax fees are such services as tax compliance, tax advice and tax planning.

All Other Fees

There were no fees billed for other services in 2014 or 2013.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all services provided by NI’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by such firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such member(s) must report any decisions to the Audit Committee at the next scheduled meeting. During 2014, the Audit Committee approved in advance all audit, audit-related, and tax services to be provided by E&Y. E&Y has not received approval to perform any “prohibited activities” as such term is defined in Section 201 of the Sarbanes Oxley Act of 2002.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required to ratify the selection of E&Y as NI’s independent registered public accounting firm.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the Appointment of E&Y as NI’s Independent Registered Public Accounting Firm.

CODE OF ETHICS

In February 2012, NI’s Board of Directors adopted a Code of Ethics that applies to all directors and employees, including NI’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics incorporated several corporate policies which had been in effect since 1994. The Code of Ethics is available on NI’s website at www.ni.com/nati/corporategovernance/code_of_ethics.htm. NI intends to disclose future amendments to provisions of the Code of Ethics, or waivers of such provisions granted to executive officers, on NI’s website within four business days following the date of such amendment or waiver.

OTHER MATTERS

NI knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David G. Hugley

Secretary

Austin, Texas

April 1, 2015

Exhibit A

COMPANIES FROM RADFORD SURVEY INFORMATION

UTILIZED BY NATIONAL INSTRUMENTS CORPORATION

ACI WORLDWIDE	EMULEX
ACXIOM	ENTEGRIS
ADTRAN	F5 NETWORKS
ADVANTEST AMERICA	FAIR ISAAC
ALIGN TECHNOLOGY	FAIRCHILD SEMICONDUCTOR
ALKERMES	FEI COMPANY
AMS AG	FINISAR
ANALOGIC	FLIR SYSTEMS
ANSYS	FORTINET
ARISTOCRAT LEISURE LTD	HAEMONETICS
ARM	HANGER
ARUBA NETWORKS	HURON CONSULTING GROUP
ATHENAHEALTH	ILLUMINA
ATMEL	IMPAX LABORATORIES
AVID TECHNOLOGY	INFORMATICA
BIOMARIN PHARMACEUTICAL	INTERNATIONAL RECTIFIER
BLUCORA	INTERSIL
CADENCE DESIGN SYSTEMS	ION GEOPHYSICAL
CALLAWAY GOLF	JACK HENRY AND ASSOCIATES
CAMBRIDGE SILICON RADIO	JAZZ PHARMACEUTICALS
CHARLES RIVER LABORATORIES	JEPPESEN SANDERSON
CHOICE HOTELS	KCOM GROUP
CIBER	KULICKE AND SOFFA
CIMPRESS	LAIRD TECHNOLOGIES
CIRRUS LOGIC	LEAPFROG ENTERPRISES
COHERENT	LINEAR TECHNOLOGY
COMPUWARE	LINKEDIN
COOPERVISION	LIQUIDITY SERVICES
CORPORATE EXECUTIVE BOARD	LITTELFUSE
CREE	MARKEM-IMAJE
CSG SYSTEMS	MEDASSETS
CUBIC CORPORATION	MENTOR GRAPHICS
CYPRESS SEMICONDUCTOR	MICROSEMI
DEX MEDIA	MICROSTRATEGY
DIALOG SEMICONDUCTOR	MITEL NETWORKS
DIGITALGLOBE	MKS INSTRUMENTS
DIODES	MODUSLINK GLOBAL SOLUTIONS
DOLBY LABORATORIES	MONEYGRAM
DREAMWORKS ANIMATION	MONSTER WORLDWIDE
E*TRADE FINANCIAL	MORNINGSTAR
EARTHLINK	NETGEAR
ELECTRONICS FOR IMAGING	NEUSTAR
EMERSON PROCESS MGMT -PSS	NICE SYSTEMS

A-1

NORDSON ASYMTEK	SOFTCHOICE
NUVASIVE	SORIN GROUP
OMNIVISION TECHNOLOGIES	SPANSION
OPEN TEXT	SUPER MICRO COMPUTER
ORBITAL SCIENCES	SVB FINANCIAL GROUP
ORBITZ WORLDWIDE	SYNAPTICS
PEGASYSTEMS	TAKE-TWO INTERACTIVE SOFTWARE
PLANTRONICS	TELETECH HOLDINGS
PMC-SIERRA	TIBCO SOFTWARE
POLYCOM	TOKYO ELECTRON US HOLDINGS
PROVIDE COMMERCE	TREND MICRO
PTC - PARAMETRIC TECHNOLOGY	TRIPADVISOR
QIAGEN GMBH	TRIQUINT SEMICONDUCTOR
QUANTUM	TWITTER
QUESTCOR PHARMACEUTICALS	UNITED THERAPEUTICS
RED HAT	VEECO INSTRUMENTS
REGENERON PHARMACEUTICALS	VERINT SYSTEMS
RF MICRO DEVICES	VERISIGN
RIVERBED TECHNOLOGY	VIASAT
ROVI	VIRBAC
SALIX PHARMACEUTICALS	VONAGE
SEMTECH	WEX
SHUTTERFLY	WMS - A SCIENTIFIC GAMES COMPANY
SILICON GRAPHICS INTERNATIONAL	XYRATEX INTERNATIONAL
SILICON LABORATORIES	ZEBRA TECHNOLOGIES
SMART TECHNOLOGIES	ZYNGA GAME NETWORK

A-2

Exhibit B

NATIONAL INSTRUMENTS CORPORATION

2015 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Restricted Stock and Restricted Stock Units.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Restricted Stock or Restricted Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means (i) the commission of any act of fraud, embezzlement or theft by the Participant in connection with such Participant’s responsibilities as a Service Provider; (ii) conviction of, or a plea of “guilty” or “nolo contendere” to, a felony under the laws of the United States or any state thereof; (iii) any unauthorized use or disclosure by Participant of proprietary information or trade secrets of the Company (or any Parent or Subsidiary); (iv) a willful act by Participant which constitutes misconduct and is materially injurious to the Company (or any Parent or Subsidiary); or (v) continued violations by Participant of Participant’s obligations to the Company after there has been delivered to the Employee a written demand for performance from the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board as a result of which fewer than a majority of the directors are Incumbent Directors; or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means National Instruments Corporation, a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” shall have the meaning given it in the employment agreement of the Participant; provided, however, that if that Participant has no employment agreement, “Disability” shall mean, as determined by the Administrator in the sole discretion exercised in good faith of the Board, a physical or mental impairment of sufficient severity that either the Participant is unable to continue performing the duties he or she performed before such impairment or the Participant’s condition entitles him or her to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination if the Participant ceases to be a Service Provider.

(p) “Earnings” for any Fiscal Year shall mean the operating income of the Company on a consolidated basis before taxes, interest, foreign currency exchange gains or losses, other gains or losses and other extraordinary items for such Fiscal Year.

(q) “Earnings Attainment” for any Fiscal Year means a fraction, the numerator of which shall be the percentage which Earnings constitutes of Net Sales for such Fiscal Year, and the denominator of which shall be 18%. In the event that there shall be no Earnings for such Fiscal Year, the Earnings Attainment for such Fiscal Year shall be zero. Notwithstanding the foregoing, the Earnings Attainment for any Fiscal Year shall not exceed one.

(r) “Effective Date” means the date on which this Plan will take effect.

(s) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Program” means a program under which outstanding Awards are surrendered or cancelled in exchange for Awards of the same type, a different type of award, and/or cash. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(v) “Excluded Items” includes, without limitation, (i) incentive compensation, (ii) in-process research and development expenses, (iii) acquisition costs, (iv) compensation expense from equity compensation, (v) operating expenses from acquired businesses, (vi) amortization of acquired intangible assets, and (vii) such other unusual or one-time items as may be identified by the Administrator.

(w) “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith.

(x) “Fiscal Year” means the fiscal year of the Company.

(y) “Incumbent Directors” means directors who either (A) are Directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

(z) “Inside Director” means a Director who is an Employee.

(aa) “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes determined in accordance with U.S. GAAP, adjusted for any Excluded Items approved for exclusion by the Administrator.

(bb) “Net Sales” for any Fiscal Year shall mean the net sales of the Company on a consolidated basis for such Fiscal Year.

(cc) “Non-Surviving Event” means an event of Restructuring as described in Section 2(nn)(ii).

(dd) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(ee) “Outside Director” means a Director who is not an Employee.

(ff) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(gg) “Participant” means the holder of an outstanding Award.

(hh) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award granted under the Plan. As determined by the Administrator, the Performance Goals for any Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: stock price; revenue; profit; bookings; cash flow; customer retention; customer satisfaction; net bookings; net income; net profit; Sales Attainment; operating cash flow; operating expenses; total earnings; Earnings Attainment; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin; debt; working capital; return on equity;

return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; and total stockholder return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles (“GAAP”), or under a methodology (including non-GAAP adjustments) established by the Administrator prior to the Determination Date and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Administrator will adjust any performance criteria, Performance Goal or other feature of an Actual or Target Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(ii) “Performance Period” means any Fiscal Year of the Company or such longer or shorter period as determined by the Administrator in its sole discretion.

(jj) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(kk) “Plan” means this 2015 Equity Incentive Plan.

(ll) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 6 of the Plan.

(mm) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 7. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(nn) “Restructuring” means the occurrence of any one or more of the following:

(i) The merger or consolidation of the Company with any person, whether effected as a single transaction or a series of related transactions, with the Company remaining the continuing or surviving entity of that merger or consolidation and the Shares remaining outstanding and not changed into or exchanged for stock or other securities of any other person or of the Company, cash, or other property; or

(ii) The merger or consolidation of the Company with any person, whether effected as a single transaction or a series of related transactions, with (i) the Company not being the continuing or surviving entity of that merger or consolidation or (ii) the Company remaining the continuing or surviving entity of that merger or consolidation but all or a part of the outstanding Shares are changed into or exchanged for stock or other securities of any other person or the Company, cash, or other property.

(oo) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp) “Sales Attainment” for any Fiscal Year means a fraction, the numerator of which shall equal the percentage increase in Net Sales for such Fiscal Year over the Net Sales for the immediately preceding Fiscal Year, and the denominator of which shall be 20%. In the event that there shall be no increase in the Net Sales for such Fiscal Year from that of the immediately preceding Fiscal Year, the Sales Attainment for such Fiscal Year shall be zero. Notwithstanding the foregoing, in no event shall the Sales Attainment for any Fiscal Year exceed one.

(qq) “Section 16(b)” means Section 16(b) of the Exchange Act.

(rr) “Service Provider” means an Employee, Director or Consultant.

(ss) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(tt) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(uu) “Voting Securities” means any securities that are entitled to vote generally in the election of Directors, in the admission of general partners or in the selection of any other similar governing body.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 3,000,000 plus (a) such number of Shares which have been reserved but not issued under the Company’s 2010 Incentive Plan (the “2010 Plan”) and the Company’s 2005 Incentive Plan (the “2005 Plan”) as of the date stockholders approve the Plan, (b) any Shares returned to the Company’s 1994 Incentive Stock Option Plan, 2010 Plan or 2005 Plan as a result of termination of options or repurchase of Shares issued under such plans. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires, is surrendered pursuant to an Exchange Program, is forfeited to or repurchased by the Company or otherwise terminates, the forfeited, repurchased or unissued Shares which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to institute an Exchange Program;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 15(c) of the Plan);

(ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(x) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) No Liability. Under no circumstances shall the Company, its Parent or Subsidiary companies, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Parent or Subsidiary companies’, the Administrator’s or the Board’s roles in connection with the Plan.

5. Eligibility. Restricted Stock and Restricted Stock Units may be granted to Service Providers.

6. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing provisions of this paragraph, for Awards of Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 50,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, he or she may be granted up to an additional 50,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 6, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 6, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its sole discretion, may reduce or waive any restrictions for such Award and may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise any voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive any cash dividends paid with respect to such Shares, unless the Administrator determines otherwise. During the Period of Restriction, if dividends or distributions are paid in Shares, Service Providers holding Shares of Restricted Stock will be entitled to such dividends or distributions. The Shares received pursuant to any such dividend or distribution will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were issued.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator (which, for these purposes, will be a Committee established as set forth in Section 4(a)(ii)), in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Notwithstanding the foregoing provisions of this paragraph, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 50,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, he or she may be granted up to an additional 50,000 Restricted Stock Units. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 7(d), may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will not reduce the number of Shares available for grant under the Plan.

(e) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator (which, for these purposes, will be a Committee established as set forth in Section 4(a)(ii)), in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

9. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

10. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustment of Awards and Authorized Shares. The terms of an Award and the number of Shares authorized pursuant to Section 3 for issuance under the Plan and the numerical Share limits set forth in Sections 6 and 7 shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a distribution on Shares payable in Shares, or otherwise) the number of Shares then outstanding into a greater number of Shares, then (i) the maximum number of Shares available for the Plan as provided in Section 3 and the numerical Share limits set forth in Sections 6 and 7 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of Shares (or other kind of shares or securities) that may be acquired under any Award shall be increased proportionately, and (iii) the price, if any, for each Share (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, reverse stock split, or otherwise) the number of Shares then outstanding into a lesser number of Shares, then (i) the maximum number of Shares available for the Plan as provided in Section 3 and the numerical Share limits set forth in Sections 6 and 7 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (ii) the number of Shares (or other kind of shares or securities) that may be acquired under any Award shall be decreased proportionately, and (iii) the price, if any, for each Share (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price, if any, or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of Shares subject to outstanding Awards and the price, if any, for each Share subject to outstanding Awards are required to be adjusted as provided in this Section 10(a), the Administrator shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of Shares, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Administrator shall promptly give each Participant such a notice.

(iv) Adjustments under Sections 10(a)(i) and 10(a)(ii) shall be made by the Administrator, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(v) Except as set forth in Sections 10(a)(i) and 10(a)(ii), in the event that any dividend or other distribution (whether in the form of Shares, other securities, or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, may (in its sole discretion) adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 6 and 7.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction. Notwithstanding the foregoing, in the event that the successor corporation does not assume or substitute for the Award, the restriction period of any Award of Restricted Stock or Restricted Stock Units shall immediately be accelerated and the restrictions shall expire, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

Following such assumption or substitution in connection with a Change in Control, if a Participant’s status as Service Provider is terminated without Cause within twenty four (24) months following the Change in Control, then the restriction period of any Award of Restricted Stock or Restricted Stock Units shall immediately be accelerated and the restrictions shall expire, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

If a Change in Control involves a Restructuring or occurs in connection with a series of related transactions involving a Restructuring and if such Restructuring is in the form of a Non-Surviving Event and as a part of such Restructuring Shares, other securities, cash, or property shall be issuable or deliverable in exchange for Shares, then the Participant shall be entitled to purchase or receive (in lieu of the Total Shares that the Participant would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of Shares, other securities, cash, or property to which that number of Total Shares would have been entitled in connection with such Restructuring.

Notwithstanding anything in this Section 10(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Restructuring Without a Change in Control. In the event a Restructuring shall occur at any time while there is any outstanding Award hereunder and that Restructuring does not occur in connection with a Change in Control or a series of related transactions involving a Change in Control, then:

(i) the restriction period of any Award of Restricted Stock or Restricted Stock Units shall not immediately be accelerated and the restrictions expire merely because of the occurrence of the Restructuring; and

(ii) at the option of the Administrator, the Administrator may (but shall not be required to) cause the Company to take any one or more of the following actions:

(1) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock Award;

(2) if the Restructuring is in the form of a Non-Surviving Event, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Administrator deems desirable; or

(3) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, as such payment may be reduced for tax withholding obligations in an amount equal to the Fair Market Value, determined as of the date immediately preceding the consummation of the Restructuring, of the aggregate number of Shares subject to the Award and as to which the Award is being redeemed.

The Company shall promptly notify each Participant of any election or action taken by the Company under this Section 10(d). In the event of any election or action taken by the Company pursuant to this Section 10(d) that requires the amendment or cancellation of any Award Agreement as may be specified in any notice to the Participant thereof, that Participant shall promptly deliver that Award Agreement to the Company in order for that amendment or cancellation to be implemented by the Company and the Administrator. The failure of the Participant to deliver any such Award Agreement to the Company as provided in the preceding sentence shall not in any manner affect the validity or enforceability of any action taken by the Company and the Administrator under this Section 10(d), including without limitation any redemption of an Award as of the consummation of a Restructuring. Any cash payment to be made by the Company pursuant to this Section 10(d) in connection with the redemption of any outstanding Awards shall be paid to the Participant thereof currently with the delivery to the Company of the Award Agreement evidencing that Award; provided, however, that any such redemption shall be effective upon the consummation of the Restructuring notwithstanding that the payment of the redemption price may occur subsequent to the consummation. If all or any portion of an outstanding Award is to be exercised or accelerated upon or after the consummation of a Restructuring that does not occur in connection with a Change in Control and is in the form of a Non-Surviving Event, and as a part of that Restructuring shares of stock, other securities, cash, or property shall be issuable or deliverable in exchange for Shares, then the Participant shall thereafter be entitled to purchase or receive (in lieu of the number of Shares that the Participant would otherwise be entitled to purchase or receive) the number of Shares, other securities, cash, or property to which such number of Shares would have been entitled in connection with the Restructuring and such Award shall be subject to adjustments that shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 10.

(e) Notice of Restructuring. The Company shall attempt to keep all Participants informed with respect to any Restructuring or of any potential Restructuring to the same extent that the Company’s stockholders are informed by the Company of any such event or potential event.

11. Tax Withholding

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines in its sole discretion, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

12. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

13. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

14. Term of Plan. Subject to Section 18 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect until the Company’s annual stockholder meeting in 2020, but in no event beyond December 31, 2020, unless terminated earlier under Section 15 of the Plan.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

18. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Exhibit C

NATIONAL INSTRUMENTS CORPORATION

PERFORMANCE CASH INCENTIVE PLAN

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. The Plan will become effective upon ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2015 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under Section 162(m) of the Code, and any ambiguities will be interpreted to so comply.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula. For purposes of applying the Maximum Award limitation, the Actual Award will be deemed to have been determined on the last day of the applicable Performance Period, so that if there are multiple Performance Periods ending in a particular Fiscal Year, in no event may the Actual Awards with respect to all such Performance Periods in the aggregate exceed the Maximum Award.

2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 “Base Salary” means as to any Performance Period, unless the Committee provides otherwise when establishing the Target Award, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans. For avoidance of doubt, “Base Salary” does not include performance-based cash incentives, equity compensation, incentive or other compensation.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change of Control”

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means the Compensation Committee of the Board, or such other committee as may be designated by the Board to administer the Plan.

2.8 “Company” means National Instruments Corporation, a Delaware corporation, or any successor thereto.

2.9 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.

2.10 “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.11 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.12 “Fiscal Year” means the fiscal year of the Company.

2.13 “Maximum Award” means as to any Participant for any Fiscal Year, $3,000,000.

2.14 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.15 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.16 “Performance Period” means any Fiscal Year or such other period as determined by the Committee in its sole discretion.

2.17 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As

determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: stock price; revenue; profit; bookings; cash flow; customer retention; customer satisfaction; net bookings; net income; net profit; operating cash flow; operating expenses; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; and total stockholder return. The Performance Goals may differ from Participant to Participant and from award to award. Any criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles (“GAAP”), or under a methodology (including non-GAAP adjustments) established by the Committee prior to the Determination Date and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Committee will adjust any performance criteria, Performance Goal or other feature of an Actual or Target Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

2.18 “Plan” means the National Instruments Corporation Performance Cash Incentive Plan, as amended and restated, as set forth in this instrument and as hereafter amended from time to time.

2.19 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

2.20 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2 Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Fiscal Year exceed the Maximum Award.

3.5 Date for Determinations. The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

3.6 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a Termination of Employment as the result of a Participant’s death or disability or upon a Change of Control or in the event of a Termination of Employment following a Change of Control prior to the end of the Performance Period, and (c) determine what Actual Award, if any, will be paid in the event of a Termination of Employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an Actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Payment of each Actual Award shall be made as soon as practical following the determination and certification of the Actual Award as set forth in Section 3.6, but in no event later than the fifteenth day of the third month of the Fiscal Year following the date the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture; provided that the Committee may permit Participants to elect to defer payment of their Actual Awards in a manner satisfying the requirements of Section 409A of the Code.

It is the intent that this Plan comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply.

4.3 Form of Payment. Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum unless otherwise deferred in accordance with Section 4.2.

4.4 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 6

GENERAL PROVISIONS

6.1 Tax Withholding. The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

6.2 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.7 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination. The Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter through the Company’s 2020 Annual Meeting.

SECTION 8

LEGAL CONSTRUCTION

8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Texas, but without regard to its conflict of law provisions.

8.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

NATIONAL INSTRUMENTS CORPORATION 11500 N. MOPAC EXPRESSWAY BUILDING B AUSTIN, TX 78759

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following Class III Directors:
1.	Election of Directors Nominees	☐	☐	☐

01	Duy-Loan T. Le 02 Charles J. Roesslein

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.						For	Against	Abstain
2.	To approve National Instruments Corporation’s 2015 Equity Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).					☐	☐	☐

3.	To approve National Instruments Corporation’s Performance Cash Incentive Plan, including approval of its material terms and performance goals for purposes of Internal Revenue Code Section 162(m).					☐	☐	☐
4.	To ratify the appointment of Ernst & Young LLP as National Instruments Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2015.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

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Proxy

National Instruments Corporation

2015 Annual Meeting of Stockholders

May 12, 2015

This Proxy is solicited on behalf of the Board of Directors

The undersigned stockholder of NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation (“NI”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 1, 2015, and the 2014 Annual Report to Stockholders and hereby appoints James J. Truchard and Jeffrey L. Kodosky, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 Annual Meeting of Stockholders of NATIONAL INSTRUMENTS CORPORATION to be held on May 12, 2015 at 9:00 a.m. local time, at the Company’s headquarters at 11500 North Mopac Expressway, Building C, Austin, Texas 78759, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF DUY-LOAN T. LE AND CHARLES J. ROESSLEIN TO THE BOARD OF DIRECTORS; “FOR” APPROVAL OF NI’S 2015 EQUITY INCENTIVE PLAN; “FOR” APPROVAL OF NI’S PERFORMANCE CASH INCENTIVE PLAN; “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NI’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015; AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side